                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cal Fed Bancorp Inc.:

   We have audited the accompanying consolidated statements of financial condition of Cal Fed Bancorp Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cal Fed Bancorp Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

   As discussed in Note 1 of the notes to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 72, Accounting for Certain Acquisitions of Banking or Thrift Institutions, in 1994, and No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1993.
                                                     KPMG Peat Marwick LLP

Los Angeles, California
January 18, 1996

                     CAL FED BANCORP INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            (DOLLARS IN MILLIONS)

                                                                                DECEMBER 31,
                                                                         ------------------------
                                                                             1995         1994
                                                                         -----------  -----------
                                 ASSETS
Cash ...................................................................   $   273.7    $   292.8
Short-term liquid investments ..........................................        74.1        333.8
Securities purchased under agreements to resell ........................     1,674.6         48.2
Securities available for sale (market value: $200.3 in 1995 and
 $1,731.5 in 1994) .....................................................       200.3      1,731.5
Securities held to maturity (market value $2,361.3 in 1995 and $2,437.2
 in 1994) ..............................................................     2,366.7      2,525.1
Loans receivable held for sale (market value: $13.8 in 1995 and $1.3 in
 1994) .................................................................        13.6          1.3
Loans receivable held for investment ...................................     9,290.0      8,746.0
Federal Home Loan Bank stock ...........................................       135.7        134.1
Interest receivable ....................................................        79.5         79.6
Premises and equipment .................................................        71.2         81.5
Real estate held for sale ..............................................        49.5         77.9
Prepaid expenses and other assets ......................................        91.7        130.6
                                                                         -----------  -----------
    Total Assets .......................................................   $14,320.6    $14,182.4
                                                                         ===========  ===========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits ...............................................................   $ 9,476.7    $ 8,360.9
Advances from Federal Home Loan Banks ..................................     2,671.0      2,526.0
Securities sold under agreements to repurchase .........................       857.3      1,751.0
Student Loan Marketing Association advances ............................       200.0        475.0
Subordinated debentures ................................................        57.6         66.5
Interest payable .......................................................        29.4         18.6
Other liabilities ......................................................       141.1        186.1
                                                                         -----------  -----------
    Total Liabilities ..................................................   $13,433.1    $13,384.1
                                                                         ===========  ===========
Preferred stock of subsidiary ..........................................       266.0        266.0
Stockholders' equity
 Common stock ..........................................................        49.2         49.2
 Additional paid-in capital ............................................       838.6        836.6
 Net unrealized holding gains (losses) on securities available for sale           --        (19.2)
 Retained earnings (deficit) ...........................................      (266.3)      (334.3)
                                                                         -----------  -----------
    Total Stockholders' Equity .........................................       621.5        532.3
                                                                         -----------  -----------
    Total Liabilities and Stockholders' Equity .........................   $14,320.6    $14,182.4
                                                                         ===========  ===========

         See accompanying notes to consolidated financial statements.

                     CAL FED BANCORP INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                          YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------
                                                                       1995        1994        1993
                                                                    ---------  ----------  ----------
Interest income:
 Loans receivable .................................................  $  706.9    $ 630.4     $  756.5
 Securities held to maturity ......................................     170.3      135.5        160.9
 Securities purchased under agreements to resell ..................      68.5       44.0         30.5
 Securities available for sale ....................................      49.4       75.2         61.7
 Short-term liquid investments ....................................      12.9       23.0          4.3
                                                                    ---------  ----------  ----------
    Total interest income .........................................   1,008.0      908.1      1,013.9
                                                                    ---------  ----------  ----------
Interest expense:
 Deposits .........................................................     441.6      390.8        516.1
 Borrowings .......................................................     254.5      175.7         95.8
                                                                    ---------  ----------  ----------
    Total interest expense ........................................     696.1      566.5        611.9
                                                                    ---------  ----------  ----------
    Net interest income ...........................................     311.9      341.6        402.0
Provision for loan losses .........................................      31.8       74.9        163.5
                                                                    ---------  ----------  ----------
    Net interest income after provision for loan losses  ..........     280.1      266.7        238.5
Other income:
 Fee income .......................................................      54.5       62.4         64.3
 (Loss) gain on sales of loans ....................................      (0.3)       0.5          5.4
 Gain on sales of securities ......................................       6.9        0.2           --
 Gain on sale of Southeast Division ...............................        --      135.0           --
 Other ............................................................       2.4        3.1          0.5
                                                                    ---------  ----------  ----------
    Total other income ............................................      63.5      201.2         70.2
                                                                    ---------  ----------  ----------
Other expenses:
 Compensation .....................................................      97.1      118.7        133.9
 Office occupancy .................................................      39.4       47.3         50.2
 Other general and administrative .................................      79.4       89.2        102.5
 Federal deposit insurance premiums and special assessments  ......      26.0       35.1         36.7
                                                                    ---------  ----------  ----------
    Total general and administrative expenses .....................     241.9      290.3        323.3
 Operations of real estate held for sale ..........................       8.0       45.9        118.3
 Loss on assets held for accelerated disposition ..................        --      274.8           --
 Amortization of goodwill .........................................        --         --         15.5
                                                                    ---------  ----------  ----------
    Total other expenses ..........................................     249.9      611.0        457.1
                                                                    ---------  ----------  ----------
Earnings (loss) before income tax expense (benefit) and cumulative
 effect of change in accounting for goodwill ......................      93.7     (143.1)      (148.4)
Income tax expense (benefit) ......................................       0.1        6.3         (2.9)
                                                                    ---------  ----------  ----------
Earnings (loss) before cumulative effect of change in accounting
 for goodwill .....................................................      93.6     (149.4)      (145.5)
Cumulative effect of change in accounting for goodwill  ...........        --     (273.7)          --
                                                                    ---------  ----------  ----------
    Net earnings (loss) before dividends on preferred stock of
     subsidiary ...................................................      93.6     (423.1)      (145.5)
Dividends on preferred stock of subsidiary ........................      25.6       16.9          3.8
                                                                    ---------  ----------  ----------
Net earnings (loss) available for common stockholders  ............  $   68.0    $(440.0)    $ (149.3)
                                                                    =========  ==========  ==========
Earnings (loss) per common share before the cumulative effect of
 change in accounting for goodwill ................................  $   1.36    $ (3.82)    $  (5.98)
Loss per share of the cumulative effect of change in accounting
 for goodwill .....................................................  $     --    $ (6.28)    $     --
Net earnings (loss) per common share ..............................  $   1.36    $(10.10)    $  (5.98)

         See accompanying notes to consolidated financial statements.

                     CAL FED BANCORP INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                             YEAR ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                           1995       1994       1993
                                                                        ---------  ---------  ---------
Common stock:
 Balance at beginning of year .........................................   $  49.2    $  25.0    $  25.0
  Issuance of shares of common stock ..................................        --       21.6         --
  Exercise of common stock warrants ...................................        --        2.6         --
                                                                        ---------  ---------  ---------
 Balance at end of year ...............................................      49.2       49.2       25.0
                                                                        ---------  ---------  ---------
Additional paid-in capital:
 Balance at beginning of year .........................................     836.6      658.2      662.6
  Issuance of shares of common stock ..................................        --      161.7         --
  Exercise of common stock warrants ...................................        --       20.7         --
  Long-term incentive stock options ...................................       2.0        4.3        0.1
  Other ...............................................................        --       (8.3)      (4.5)
 Balance at end of year ...............................................     838.6      836.6      658.2
                                                                        ---------  ---------  ---------
Net unrealized holding (losses) gains on securities available for sale:
 Balance at beginning of year .........................................     (19.2)       8.3       (0.7)
  Net unrealized holding gains (losses) ...............................      19.2      (27.5)       9.0
                                                                        ---------  ---------  ---------
 Balance at end of year ...............................................        --      (19.2)       8.3
                                                                        ---------  ---------  ---------
Retained earnings (deficit):
 Balance at beginning of year .........................................    (334.3)     105.7      255.0
  Net earnings (loss) available for common stockholders  ..............      68.0     (440.0)    (149.3)
                                                                        ---------  ---------  ---------
 Balance at end of year ...............................................    (266.3)    (334.3)     105.7
                                                                        ---------  ---------  ---------
Total Stockholders' Equity ............................................   $ 621.5    $ 532.3    $ 797.2
                                                                        =========  =========  =========

         See accompanying notes to consolidated financial statements.

                     CAL FED BANCORP INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN MILLIONS)

                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                                  -------------------------------------
                                                                      1995         1994         1993
                                                                  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss) available for common stockholders  ..........   $    68.0    $  (440.0)   $  (149.3)
Adjustments to reconcile net earnings (loss) to net cash
 provided by operating activities:
 Loss on assets held for accelerated disposition ................          --        274.8           --
 Cumulative effect of change in accounting principle  ...........          --        273.7           --
 Depreciation and amortization ..................................        13.0         14.8         33.1
 Accretion of fees and discounts ................................       (13.5)       (37.3)       (21.0)
 Provision for losses on loans receivable .......................        31.8         74.9        163.5
 (Recovery) provision for losses on real estate held for sale  ..        (7.4)        79.7         93.6
 Loss (gain) on sales of loans ..................................         0.3         (0.5)        (5.4)
 Loans originated for sale ......................................      (117.2)      (115.8)      (648.3)
 Gain on sales of securities ....................................        (6.9)        (0.2)          --
 Proceeds from sales of loans receivable held for sale  .........       183.2      1,099.4        940.1
 Decrease in other assets .......................................        39.0          7.3         46.3
 (Decrease) increase in other liabilities .......................       (34.4)        17.0         (2.1)
 Other items ....................................................       (11.1)       (20.5)       (25.9)
                                                                  -----------  -----------  -----------
    Net cash provided by operating activities ...................       144.8      1,227.3        424.6
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loans originated for investment ................................    (2,128.9)    (2,503.5)    (2,020.1)
 Purchases of securities available for sale .....................      (202.9)    (1,519.2)        (5.5)
 Proceeds from sales of securities available for sale  ..........       976.3        670.4           --
 Proceeds from sales of loans held for investment ...............          --           --         65.1
 Net (purchases) maturities of securities held to maturity  .....       (54.2)         0.4       (145.7)
 Principal collected on loans receivable held for investment  ...     1,152.1      1,406.9      1,877.2
 Principal collected on securities held to maturity  ............       435.8        533.5        597.4
 Proceeds from maturities of securities .........................       808.8          1.0        254.5
 Net (increase) decrease in FHLB stock ..........................        (1.6)       (12.6)        29.0
 Proceeds from sales of real estate held for sale, net  .........       136.8        398.2        522.7
 Net (additions) dispositions of premises and equipment  ........        (2.8)         8.3          2.3
 Net decrease (increase) in short-term liquid investments  ......       259.7        (27.0)       123.9
 Net (increase) decrease in securities purchased under
  agreements to resell ..........................................    (1,626.4)       (18.0)         9.6
 Proceeds from sale of California Thrift & Loan .................          --           --         30.3
                                                                  -----------  -----------  -----------
    Net cash (used) provided by investing activities  ...........      (247.3)    (1,061.6)     1,340.7
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase (decrease) in deposits ................................     1,115.8     (4,239.9)      (511.2)
 Proceeds from Federal Home Loan Bank advances ..................     3,135.0      1,710.0        505.0
 Payments on Federal Home Loan Bank advances ....................    (2,990.0)      (200.0)    (1,328.7)
 Net (decrease) increase in reverse repurchase agreements  ......      (893.7)     1,501.2       (185.3)
 Proceeds from other borrowings .................................         3.0        202.0        317.5
 Payments on other borrowings and subordinated debentures  ......      (286.7)       (41.4)      (300.9)
 Proceeds from the issuance of common shares ....................          --        210.9           --
 Proceeds from the issuance of preferred shares of subsidiary  ..          --        164.2         89.0
                                                                  -----------  -----------  -----------
    Net cash provided (used) by financing activities  ...........        83.4       (693.0)    (1,414.6)
                                                                  -----------  -----------  -----------
Net (decrease) increase in cash .................................       (19.1)      (527.3)       350.7
Cash at beginning of period .....................................       292.8        820.1        469.4
                                                                  -----------  -----------  -----------
Cash at end of period ...........................................   $   273.7    $   292.8    $   820.1
                                                                  ===========  ===========  ===========

         See accompanying notes to consolidated financial statements.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 PRINCIPLES OF CONSOLIDATION

   Cal Fed Bancorp Inc. was incorporated as a Delaware corporation to serve as the holding company for California Federal Bank, F.S.B. ("California Federal") During the 1995 fourth quarter, California Federal received both regulatory and shareholder approval to reorganize into a holding company structure. Prior to the effective date of the reorganization, Cal Fed Bancorp Inc. was a wholly-owned subsidiary of California Federal. On December 22, 1995, as part of the reorganization into a holding company structure, California Federal contributed $22 million in capital to Cal Fed Bancorp Inc. On January 1, 1996, the reorganization was effected whereby each share of California Federal, common stock was converted into one share of Cal Fed Bancorp Inc. common stock. As a result of the reorganization, California Federal, became a wholly-owned subsidiary of Cal Fed Bancorp Inc. The other equity securities remain outstanding securities of California Federal. However, while the 7 3/4% noncumulative convertible preferred stock, Series A of California Federal remains an outstanding security of California Federal, the Series A preferred stock will be convertible into shares of Cal Fed Bancorp Inc. common stock if converted. The Bank may call the Series A preferred stock at anytime on or after March 31, 1996 at its par value of $25.00.

   The consolidated financial statements include the accounts of Cal Fed Bancorp Inc. and its subsidiaries ("the Bank"). The Bank maintains 125 full service branches in California and Nevada and is one of the largest savings associations in the United States. The Bank offers a broad range of consumer financial services including demand and term deposits and mortgage and consumer loans. Subsidiaries of the Bank sell insurance and investment products to the Bank's customers, and have previously engaged in the real estate investment and development and trust business. The Bank's deposit gathering and loan production operations are concentrated in California, particularly in Southern California.

   It is the Bank's policy to consolidate all majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to the 1994 and 1993 data in order to conform to the current presentation. The preparation of the Bank's financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Financial Statements and the reported operations of the Bank for the periods presented. Actual results may differ from those estimates calculated by the Bank.

   In December 1995, California Federal contributed approximately $22 million in capital to Cal Fed Bancorp Inc. as part of the reorganization into a holding company structure. Although the contribution did not impact California Federal's consolidated regulatory capital at December 31, 1995, California Federal's regulatory capital will be reduced by the amount of the contribution in 1996.

 SHORT-TERM LIQUID INVESTMENTS

   The Bank's short-term liquid investments consist of federal funds sold and certificates of deposit. These investments generally mature within 60 days. The Bank invests in these assets as a means to maximize its return on short-term funds that it holds for liquidity purposes.

 SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

   The Bank invests in securities purchased under agreements to resell ("repurchase agreements") to maximize the yield on its liquid assets. The Bank obtains collateral for these agreements, which normally consists of U.S. treasury securities or mortgage-backed securities ("MBS") guaranteed by agencies of the U.S. government. The collateral is held in the custody of a trustee, who is not a party to the transaction.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)
 The duration of these agreements is typically less than 30 days. The Bank deals only with nationally recognized investment banking firms as the counterparties to these agreements. The Bank's investment in repurchase agreements solely consisted of securities purchased under agreements to resell identical securities.

 INVESTMENTS IN SECURITIES

   The Bank's investment in securities principally consists of U.S. treasury securities and mortgage-backed securities. The Bank has created MBS when it exchanges pools of loans for mortgage-backed securities ("securitized loans"). The Bank adopted Statement of Financial Accounting Standard No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115") at December 31, 1993. In accordance with SFAS 115, the Bank classifies its investment in securities as held to maturity securities, trading securities and available for sale securities as applicable. The Bank did not hold any trading securities at December 31, 1995 or 1994.

 Available for Sale Securities

   The Bank has classified certain securities as "available for sale". The Bank classifies securities as available for sale based upon a determination that such securities may be sold at a future date or if there are foreseeable circumstances under which the Bank would sell such securities.

   Securities designated as available for sale are recorded at market value. Changes in the market value of debt securities held for sale are included in shareholders' equity as unrealized holding gains or losses net of the related tax effect, if any. Unrealized losses, on available for sale securities reflecting a decline in value judged to be other than temporary, are charged to income in the Consolidated Statement of Operations. Realized gains or losses on available for sale securities are computed on a specific identification basis.

 Securities Held to Maturity

   The Bank has classified certain securities as "held to maturity". Securities are designated as held to maturity if the Bank has the positive intent and the ability to hold the securities to maturity. Held to maturity securities are carried at amortized cost, adjusted for the amortization of any related premiums or the accretion of any related discounts into interest income using a methodology which approximates a level yield of interest over the estimated remaining period until maturity. Unrealized losses on held to maturity securities, reflecting a decline in value, judged by the Bank to be other than temporary, are charged to income and reported under the caption "Gain (loss) on Sale of Securities" in the Consolidated Statements of Operations.

 LOANS RECEIVABLE

   The Bank's principal interest earning asset is loans receivable. The Bank primarily originates loans secured by residential property of 4 units or less ("residential 1-4 loans"). Prior to 1993, the Bank was active in the origination of loans secured by residential properties of 5 or more units ("multifamily loans") and loans secured by office buildings, shopping centers, industrial buildings, warehouses, marinas and hotels ("commercial real estate loans.") The Bank currently limits its originations of multifamily and commercial real estate loans to finance the sale of real estate. Prior to 1993, the Bank was active in the origination of loans secured by vehicles, mobile homes, boats and unsecured personal loans ("consumer loans"). Since 1993, the Bank has ceased originating consumer loans for its own portfolio. However, the Bank does originate consumer loans for other financial institutions for a fee. The Bank segregates its loan portfolio into loans held for sale and loans held for investment. The Bank normally designates a loan as held for sale at the time of origination. The Bank's portfolio of residential 1-4 loans, multifamily loans and

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) commercial real estate loans are primarily secured by property located in
California. The Bank continues to focus its origination efforts in California, particularly in Southern California. The Bank's ability to originate loans is affected by economic conditions, competition and the market for real estate in California. Likewise, the ability of the Bank's borrowers to honor their contractual loan obligations to the Bank are also affected by the strength of the California economy and particularly the availability of employment and the pricing for residential housing. Should the California economy, the market for real estate, and/or the availability of employment experience a significant downturn over the near term, the Bank may experience a reduction in the level of loan originations and/or an increase in loan losses.

 Loans Receivable Held for Sale

   The Bank has designated certain of its loans receivable as "held for sale". In determining the level of loans held for sale, the Bank considers whether such loans would be sold in response to liquidity needs, asset/liability management requirements, regulatory capital needs and other factors. The Bank's current policy is to designate substantially all originations of fixed-rate residential 1-4 loans that conform to the underwriting criteria of Fannie Mae ("FNMA"), formerly known as the Federal National Mortgage Association or Freddie Mac ("FHLMC"), formerly known as the Federal Home Loan Mortgage Corporation, as held for sale.

   Loans held for sale are recorded at the lower of cost or market value. Unrealized losses are recorded as reduction in earnings and are included under the caption "Gain (loss) on sale of loans" in the Consolidated Statements of Operations. Realized gains and losses from the sale of loans receivable are computed under the specific identification method.

 Gains and Losses from the Sale of Loans

   The Bank sells whole loans and participations in mortgage loans to institutional and private investors. Gains and losses resulting from the sales of loans are determined on the specific identification method and reflect the extent that the sales proceeds exceed or are less than the Bank's investment in the loans (which includes adjusting the unpaid principal balance of the loans for unearned discounts, premiums and deferred fees and costs at the time of sale). In some cases, the Bank sells loans and continues to service such loans for the investor. In these cases, the Bank recognizes a gain or loss on the loan sale measured by the present value of the difference between the yield on the loans and the yield to be paid to the buyer, reduced by the normal servicing fees, over the estimated remaining lives of those loans using market prepayment, default and discount rate assumptions. If loans are sold with recourse, the estimated liability under the recourse provisions is provided for in the computation of the gain or loss. The resulting deferred discount or premium ("excess servicing") is amortized as an addition to or deduction from income using the interest method, adjusted for actual prepayments. The Bank periodically reviews the remaining premium to ensure that it does not exceed the present value of the estimated excess servicing fees, using current estimates of market prepayments and default. In the event that actual prepayments exceed the assumptions used in determining the gain or loss, the deferred premium is adjusted to reflect current prepayment projections by a charge to operations. To the extent sales of loans involve the sale of part of a loan or a pool of loans with disproportionate credit and prepayment risks, the cost basis is allocated based upon the relative fair market value of the portion sold and the portion retained on the date such loans were acquired or, if that is not determinable, the date of sale. The amount of excess servicing recorded by the Bank was $3.9 million at both December 31, 1995 and 1994. Such amounts were included in "Prepaid expenses and other assets" on the Consolidated Statements of Financial Condition.

 Loan Servicing

   The Bank services its loan portfolio and real estate and consumer loans which are owned by independent investors. Loans serviced by the Bank for others are primarily the result of the Bank selling

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) loans while retaining the servicing of such loans. Loans which are serviced for other parties are not included with loans receivable or any other asset in the accompanying consolidated financial statements. Fees earned for servicing loans for others are reported as income when the related loan payments are collected. Loan servicing costs are charged to expense as incurred.

 Loans Receivable Held for Investment

   The Bank's loan portfolio is comprised of residential 1-4 loans, loans secured by income producing real estate ("income property loans") and consumer loans. Since 1993, the Bank has not actively engaged in originating income property loans, except to finance the sale of the Bank's real estate.

   Loans receivable are generally recorded at the contractual amounts owed by borrowers, less deferrals, unearned interest, the allowance for loan losses, undisbursed funds and purchase premiums and discounts. Interest on loans is credited to income as earned, to the extent deemed collectible. Discounts on loans purchased and unearned interest on consumer loans is accreted into interest income using the interest method over the contractual lives of the loans, adjusted for actual prepayments.

 Loan Origination Fees and Costs

   Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of loan yield using the interest method. When a loan is paid off or sold, any unamortized net deferred fee balance is credited to income. Commitment fees received in connection with the purchase of loans are deferred and recognized over the life of the resulting loans as an adjustment of yield, or if the commitment expires unexercised, credited to income upon expiration of the commitment. Any costs in connection with the purchase of loans are expensed as incurred.

 Impaired and Non-Performing Loans

   In May 1993, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"). Under SFAS 114, a loan is impaired when it is "probable" that a creditor will be unable to collect all amounts due (i.e., both principal and interest) according to the contractual terms of the loan agreement. SFAS 114 excludes among other items, large groups of smaller-balance homogenous loans that are collectively evaluated for impairment. The Bank adopted SFAS 114 as of January 1, 1995. The Bank has defined residential 1-4 loans, consumer loans, multifamily loans with an outstanding balance of less than $750,000 and commercial real estate loans with an outstanding balance of less than $500,000 as homogenous loans. All homogenous loans that are 90 days or more delinquent or are in foreclosure are automatically placed on non-performing status. Additionally, homogenous loans that have had a modification of terms are individually reviewed to determine if they meet the definition of a troubled debt restructuring. The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate; (ii) the observable market price of the impaired loan, or (iii) the fair value of the collateral of a collateral-dependent loan. The amount by which the recorded investment of the loan exceeds the measure of the impaired loan is recognized by recording a valuation allowance with a corresponding charge to the provision for losses. For all loans secured by real estate, the Bank measures impairment and establishes specific valuation allowances by utilizing the fair value of the property collateralizing the loan. Additionally, SFAS 114 eliminates the requirement that a creditor account for certain loans as foreclosed assets until the creditor has taken possession of the collateral. SFAS 114 became effective for financial statements issued for fiscal years beginning after December 15, 1994 and is required to be adopted prospectively.

   All loans designated by the Bank as "impaired" are either placed on non-accrual status or are designated as restructured and are included with those loans reported as non-performing. The Bank did

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) not experience a material impact upon its financial condition or operations from the implementation of SFAS 114. The Bank's non-performing loans consist of loans on which the Bank has ceased the accrual of interest ("non-accrual loans") and loans on which various concessions have been made with respect to the interest rate or other terms due to the inability of the borrower to service the obligation under the original terms of the agreement ("restructured loans"). It is the Bank's policy to place a loan on non-accrual status in the event that the borrower is 90 days or more delinquent or earlier if the timely collection of interest and/or principal appears doubtful. When a loan is determined to be impaired and/or placed on non-accrual status, the accrued and unpaid interest receivable is reversed. All cash subsequently collected on non-accrual loans are used to reduce the recorded investment in the loan until the loan is returned to performing status. The Bank's policy allows for loans that are contractually performing to be designated as impaired and to be placed on non-accrual status, if the future collection of interest and or principal appears doubtful or the risk of default is probable.

 Allowance for Loan Losses

   The Bank has established valuation allowances for estimated losses on specific loans ("specific valuation allowances") and for the inherent risk in the loan portfolio which has yet to be specifically identified ("general valuation allowances").

   The Bank maintains a loan monitoring system which provides a means for the timely identification of impaired and potential problem loans and to permit the evaluation of the adequacy of the allowances for losses. The Bank's loan monitoring system has established specific policies relating to its residential 1-4, income property, commercial banking and consumer loan portfolios. Additionally, the Bank is required by various regulatory agencies to monitor and classify its assets as Pass, Special Mention, Substandard, Doubtful and Loss. The Bank's monitoring system further disaggregates loans that are determined to be Pass into four separate grades. Additionally, the Bank places loans on a watchlist if they exhibit certain credit characteristics. These characteristics include dollar size, tenant concentration and the timing of maturity.

   The Bank's residential 1-4 loans and consumer loans are relatively homogenous and no single residential 1-4 or consumer loan possesses the potential for significant risk of loss. Therefore, the Bank normally evaluates the risk of loss on these loans by analyzing their loss experience, performance, default rates and other indicators of risk for the portfolios as a whole. The Bank stratifies its income property loan portfolio by size and by type and treats performing multi-family loans with outstanding principal balances less than $750,000 and commercial real estate loans with balances less than $500,000 as homogenous portfolios. Income property loans that are below the homogenous threshold are evaluated for impairment based upon their payment status and on a pool basis. For income property loans exceeding the homogenous threshold, the Bank conducts a periodic review of each loan in order to test each loan for impairment. The frequency and type of review is dependent upon the inherent risk attributed to each loan. The level of risk is measured by a scale which evaluates each loan on a continuum of multiple grades. The frequency and intensity of the loan review is directly proportionate to the adversity of the loan grade. The Bank evaluates the risk of default and the risk of loss for each loan subject to individual monitoring. During 1995, the Bank expanded the scope of its individual loan monitoring to include commercial real estate loans with an outstanding principal balance in excess of $500,000. Previously, the Bank had utilized a threshold of $750,000 for all income property loans. The Bank expanded the scope of its non-homogenous loans to ensure that a majority of its commercial real estate loans were subject to individual review. Non-performing income property loans and performing loans that have been graded substandard, special mention, or watchlist are typically reviewed on a quarterly basis. Current appraisals are generally obtained annually as long as the loan continues to possess certain risk characteristics. These loans are monitored throughout the year by a review of the collateral's operating performance and the borrowers

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) indicated or demonstrated ability to continue to meet their obligations.
When necessary, the Bank utilizes operating statements of the collateral to perform its own discounted cash flow analyses. These analyses provide the basis for specific valuation allowances. Numerous other factors are considered in the evaluation, including a review of certain individual borrowers' current financial status, credit standing, available collateral, the Bank's judgment regarding prevailing and anticipated economic conditions and other relevant factors.

   Specific valuation allowances are provided when an identified decline in the value of an impaired loan (or the related collateral) is identified. The determination of specific valuation allowances includes a periodic evaluation of the financial status of certain individual borrowers or collateral relating to loans specifically identified as containing elements of potential risk in the loan portfolio. For loans that are impaired and secured by real estate or other collateral, the Bank provides specific allowances based upon the excess of the outstanding loan amount over the fair value of the related collateral with consideration of holding and selling costs.

   General valuation allowances are based upon the inherent risk in the loan portfolio that has not been specifically identified. The general valuation allowance is based upon a number of factors, including historical loss experience, the level of non-performing and internally classified loans, the composition of the loan portfolio, estimated remaining lives of the various types of loans within the portfolio, prevailing and forecasted economic conditions and the Bank's judgment. General allowances are provided for all loans, regardless of any specific allowances provided. The determination of the Bank's allowance for loan losses is based on estimates that are affected by changes in the regional or national economy and market conditions. The Bank believes that as of December 31, 1995 and 1994, the allowance for loan losses is adequate based on current economic and market conditions. However, in the course of evaluating the adequacy of the allowance for loan losses, the Bank has assumed that the California economy and the market for real estate will remain in the same relative condition that it was in at December 31, 1995. Should these factors experience a downturn in the near term or if market interest rates increase significantly in the near term, the Bank could experience a material increase in the level of loan defaults and charge-offs.

 REAL ESTATE HELD FOR SALE

   Real estate held for sale consists of real estate acquired in settlement of loans ("REO") and real estate investments ("REI"). REO generally results when property collateralizing a loan is foreclosed upon or otherwise acquired by the Bank in satisfaction of the loan. REO is recorded at the lower of the recorded investment in the loan satisfied, the fair value or the disposition value of the related assets acquired less anticipated disposition costs. The fair value of the assets is based upon a current appraisal adjusted for estimated carrying and selling costs. The disposition value is based upon the current market pricing of the asset. Net cash receipts on REO are recorded as a reduction in the basis of the asset. Net cash payments are expensed as incurred. The Bank's REI consist of properties that the Bank, through its subsidiaries, acquired for purposes of development. The Bank has not been actively involved in real estate investment or development for several years. The Bank's REI consist of properties where the Bank is actively seeking to dispose of the property in an expeditious manner. The Bank records its REI at the lower of cost or fair value of the properties. The Bank determines fair value by utilizing recent sales activity and deducting for holding and disposition costs over the estimated remaining period to sell the projects. The Bank has assumed an orderly disposition in estimating the holding period to sale. Should the Bank be unable to sell the project at the projected prices, or if the holding period is substantially longer than forecast, or if the Bank's intent with respect to an orderly disposition were to change, the fair value ultimately realized by the Bank could be materially lower than the Bank's current forecast.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)
  PREMISES AND EQUIPMENT, DEPRECIATION AND CAPITALIZATION OF INTEREST

   Maintenance and repairs on premises and equipment are charged to expense in the year incurred. Depreciation and amortization of premises and equipment are computed using the straight-line method over the estimated useful lives of the assets. Interest incurred on amounts used to finance the construction of such assets is capitalized and amortized over the depreciable lives of the related assets.

 GOODWILL

   Goodwill, which represents the excess of cost over the fair value of tangible and identifiable intangible net assets acquired, was amortized on a straight-line basis over the expected periods to be benefited, ranging from 20 to 40 years. During 1994, the Bank applied Statement of Financial Accounting Standards No. 72 Accounting for Certain Acquisitions of Banking or Thrift Institutions ("SFAS 72") to acquisitions initiated, by the Bank, prior to September 30, 1982. SFAS 72 requires, among other things, that to the extent, the fair value of liabilities assumed exceeds the fair value of identifiable assets acquired from a banking or thrift institution, the unidentifiable intangible asset recognized (i.e., goodwill) generally shall be amortized over a period no longer than the discount on the acquired long-term interest earning assets. SFAS 72 was effective for acquisitions initiated after September 30, 1982 with retroactive application permitted. The Bank had been accounting for its acquisitions initiated subsequent to September 30, 1982 in accordance with SFAS 72. The cumulative effect of the retroactive application of SFAS 72 resulted in the acceleration of the Bank's goodwill amortization arising from the Bank's thrift institution acquisitions initiated prior to September 30, 1982. Under generally accepted accounting principles, the cumulative effect from the retroactive application of SFAS 72 must be reflected as of the first day of the fiscal year in which it is implemented. To that extent, $273.7 million of remaining unamortized goodwill was eliminated effective January 1, 1994.

 INCOME TAXES

   The Bank files a consolidated federal income tax return and a combined California franchise tax report with its subsidiaries.

   The Bank has adopted financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109") and has applied the provisions of SFAS 109 retroactively to January 1, 1982. Under the asset and liability method of SFAS 109, deferred income tax expense (benefit) is derived by establishing deferred tax assets and liabilities as of the reporting date for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Bank's evaluation of the realizability of deferred tax assets includes consideration of the amount and timing of future reversals of existing temporary differences, as well as available taxable income in carryback years. The Bank has not considered income from future operations in evaluating the realizability of its deferred tax assets. See Note 20 Income Taxes.

 STOCKHOLDERS' EQUITY

   The par value of the Bank's common stock was $1.00 per share at December 31, 1995 and at December 31, 1994. The number of shares issued and outstanding were 49,200,444 and 49,199,044 at December 31, 1995 and 1994,
respectively. The authorized number of common shares were 100,000,000 at December 31, 1995 and 1994.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)
    During the 1995 fourth quarter, California Federal obtained regulatory and shareholder approval to reorganize into a holding company structure. As a result of the reorganization, on January 1, 1996, each share of California Federal common stock was converted into one share of Cal Fed Bancorp Inc. common stock. Consequently, California Federal became a wholly-owned subsidiary of Cal Fed Bancorp Inc. The other equity securities remain outstanding securities of California Federal. However, the 7 3/4% noncumulative convertible preferred stock, Series A of California Federal is convertible into shares of Cal Fed Bancorp Inc. common stock if converted.

   The par value of the 7 3/4% noncumulative convertible preferred stock, Series A of California Federal was $25.00 per share at both December 31, 1995 and December 31, 1994, respectively. The designated and outstanding number of shares at December 31, 1995 were 3,800,000 and 3,740,000, respectively. Preferred stock, Series A, dividends are not cumulative and are payable quarterly when declared by the Board of Directors of California Federal Quarterly dividend payments commenced May 15, 1993. The preferred stock, Series A, is convertible by the holder into common stock at anytime, unless previously redeemed by California Federal, at a conversion price of $20.16 per share of common stock, subject to adjustment. The preferred stock, Series A, is not redeemable prior to March 31, 1996. The preferred stock, Series A, is redeemable solely at the option of California Federal at any time on or after March 31, 1996, in whole or in part, at par value plus declared but unpaid dividends.

   During 1994, California Federal issued 1,725,000 shares of 10 5/8% noncumulative perpetual preferred stock, Series B ("Preferred Stock, Series B"). Cash dividends on the Preferred Stock, Series B, are not cumulative and are payable quarterly when declared by the Board of Directors of California Federal. The Preferred Stock, Series B, has a liquidation preference and par value of $100.00 per share. The par value of the Preferred Stock, Series B was $100.00 per share at December 31, 1995 and 1994. Both the designated and outstanding number of shares at December 31, 1995 and 1994 were 1,725,000. The Preferred Stock, Series B, is generally not redeemable prior to April 1, 1999. The Preferred Stock, Series B, is redeemable at the option of California Federal, in whole or in part, at $105.313 per share on or after April 1, 1999 and prior to April 1, 2000, and at prices decreasing annually thereafter to the liquidation preference of $100.00 per share on or after April 1, 2003, plus declared but unpaid dividends. In addition, the Preferred Stock, Series B, is redeemable at the option of California Federal or its successor or any acquiring or resulting entity with respect to California Federal on or after April 1, 1996 and prior to April 1, 1999 in whole, but not in part, in the event of a change of control of California Federal at $114.50 per share.

   On February 28, 1993, California Federal completed a one-for-five reverse stock split (the "Reverse Stock Split") of all classes of California Federal common stock. The Reverse Stock Split has been reflected in the consolidated financial statements of the Bank for and at all periods presented. Therefore, the par value, the number of shares issued, the number of shares authorized, the number of shares outstanding and the average number of shares at and for all periods are presented as if the reverse stock split had occurred at the first day of each fiscal year for all periods presented.

 NET EARNINGS (LOSS) PER SHARE

   Net earnings (loss) per common share is computed by dividing net earnings
(loss) available to common stockholders by the weighted average number of common shares outstanding, including the dilutive effect, if any, of common stock equivalents. For the years ended December 31, 1995, 1994 and 1993, the weighted average number of shares used to calculate primary earnings (loss) per share were 49,855,150; 43,556,167 and 24,971,836, respectively. For the years ended December 31, 1995, 1994 and 1993 the weighted average number of shares used to calculate fully diluted earnings (loss) per share were 50,020,218; 43,556,167 and 24,971,836, respectively.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)
  FINANCIAL INSTRUMENTS

   The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 107 "Disclosures about Fair Value of Financial Instruments" ("SFAS 107").

   Financial instruments are defined under SFAS 107 as cash, evidence of an ownership in an entity, or a contract that conveys or imposes on an entity the contractual right or obligation to either receive or deliver cash or another financial instrument.

   A significant portion of the Bank's assets and liabilities are financial instruments as defined under SFAS 107. The Bank is also a party to financial instruments that are not reported on the Consolidated Statements of Financial Condition ("off balance sheet financial instruments"). Such off-balance sheet financial instruments include: commitments to originate loans, standby letters of credit, recourse arrangements and interest rate exchange agreements.

 Risks Associated with Financial Instruments

 Credit Risk

   Credit risk of a financial instrument is the possibility that a loss may result from the failure of another party to perform in accordance with the terms of the contract. The most significant credit risk associated with the Bank's financial instruments is concentrated in its loans receivable. Additionally, the Bank is subject to credit risk on certain off-balance sheet financial instruments. The Bank utilizes a loan monitoring system to evaluate the level of credit risk on its loan portfolio and utilizes a similar process for loans sold by the Bank with recourse and standby letters of credit. The Bank's credit risk with respect to interest rate exchange agreements is limited to the premium paid on interest rate cap and floor arrangements, and the amount of interest due from the counterparty.

 Market Risk

   Market risk of a financial instrument is the possibility that future changes in market prices may reduce the value of a financial instrument or increase the contractual obligations of the Bank. The Bank's market risk is concentrated in its portfolios of securities held for sale and loans receivable. The Bank's securities held for sale are traded in active markets. The values of these securities are susceptable to fluctuations in the general market. When a borrower fails to meet the contractual requirements of his loan agreement, the Bank is subject to the market risk of the collateral securing the loan.

 Interest Rate Risk

   Financial instruments are subject to interest rate risk to the extent that they reprice on a frequency, degree or basis that varies from market repricing. The Bank is subject to interest rate risk to the degree that its interest earning assets reprice on a different frequency or schedule than its interest bearing liabilities. A majority of the Bank's loans receivable and mortgage backed securities reprice based upon the eleventh district cost of funds index ("COFI"). The repricing of COFI tends to lag market interest rates. The Bank closely monitors the pricing sensitivity of its financial instruments and, if deemed cost effective, utilizes hedging and other asset/liability techniques to mitigate the impact of interest rate risk.

 Concentrations of Credit Risk

   The Bank's lending activities are principally conducted in California and the Bank currently focuses on the origination of residential 1-4 loans. The largest concentration of the Bank's loan portfolio is located

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) in the Los Angeles County area of California. The ability of the Bank's borrowers to repay their commitments is contingent on several factors, including the economic conditions in the borrower's geographic region, primarily Southern California, market interest rates, and upon the individual financial condition of the borrower.

 Fair Value of Financial Instruments

   SFAS 107 requires the disclosure of the fair value of financial instruments, whether or not recognized on the statement of financial condition, for which it is practicable to estimate the value. SFAS 107 requires that the Bank disclose estimated fair values for its financial instruments. Fair values, estimates and assumptions are set forth in Note 21 Fair Value of Financial Instruments.

  Derivative Financial Instruments

   The Bank's derivative financial instruments are primarily limited to interest rate exchange contracts and such contracts are predominantly utilized for hedging activities for existing assets and liabilities.

   The Bank uses several types of interest rate exchange contracts as an integral part of its asset/liability management program including: (i) interest rate swaps, (ii) interest rate caps and (iii) interest rate floors. Interest rate exchange agreements have been utilized primarily to reduce interest rate risk on certain interest bearing liabilities and interest earning assets. Interest rate swap agreements are instruments in which the Bank and another party agree to exchange interest payments on a notional amount. When using interest rate cap agreements, the Bank pays another party a premium in exchange for cash payments on a notional amount in the event that a specified index exceeds a specified rate. When utilizing interest rate floors, the Bank pays a premium in exchange for cash payments on a notional amount in the event that a specified index is less than a specified rate. These premiums are amortized over the duration of the agreement. The notional amounts of interest rate exchange agreements are not reflected in the Consolidated Statements of Financial Condition, but are disclosed in the notes to these Consolidated Financial Statements. The Bank records interest income and expense on the accrual method for its interest rate exchange agreements. Changes in the value of interest rate exchange agreements that are designated as held for a purpose other than trading are not reflected in the Consolidated Financial Statements unless the Bank determined that it was probable that the counterparty would default. Interest rate exchange agreements that are designated as held for trading purposes are evaluated at fair value, and in the event that such evaluation indicates a net liability to the Bank, such liablility is reflected on the Consolidated Statements of Financial Condition with corresponding charge reflected on the Consolidated Statement of Operations. To the extent that the Bank is in a gain position, the Bank records net cash flow as income upon receipt and typically does not record unrealized gains as income.

NEWLY ENACTED AND PROPOSED ACCOUNTING PRONOUNCEMENTS

   In October 1994, the FASB issued Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures" ("SFAS 118"). SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. Additionally, SFAS 118 requires, among other things, additional disclosure, either in the body of the Financial Statements or in the accompanying notes, about the recorded investment in certain impaired loans and about how a creditor recognizes interest income related to those impaired loans. SFAS 118 is effective for financial statements issued for fiscal years beginning after December 15, 1994. The disclosures required by SFAS 118 are reflected in the Notes to the Consolidated Financial Statements.

   In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" ("SFAS 121").

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)
 SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that a long-lived asset is determined to be impaired, an impairment loss shall be recognized. SFAS 121 prescribes that impairment losses for long-lived assets shall be measured as the amount by which the carrying amount of the asset exceeds its fair value. Additionally, SFAS 121 provides that long-lived assets, to be disposed by sale or abandonment, shall be reported at the lower of carrying amount or fair value less cost of disposition. This statement is effective for financial statements for fiscal years beginning after December 15, 1995, earlier application is permitted. The Bank has not yet implemented SFAS 121 and does not believe that it will have a material adverse effect on its financial position or results of operations.

   In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS 122"), an amendment of FASB Statement No. 65 "Accounting for Certain Mortgage Banking Activities" ("SFAS 65"). SFAS 122 amends SFAS 65 to remove the distinction in accounting for mortgage servicing rights resulting from originated loans and those resulting from purchased loans. Additionally, SFAS 122 requires that a mortgage banking enterprise assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights SFAS 122 is to be applied prospectively to fiscal years beginning after December 15, 1995, earlier application is permitted. The Bank has not yet implemented SFAS 122 and does not believe that it will have a material adverse effect on its financial position or results of operations.

   In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Examples are stock purchase plans, stock options, restricted stock, and stock appreciation rights. This Statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. Those transactions must be accounted for, or at least disclosed in the case of stock options, based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The accounting requirements of SFAS 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning after December 15, 1995, or for an earlier fiscal year for which SFAS 123 is initially adopted for recognizing compensation cost. The Bank has not yet implemented SFAS 123 and does not believe that it will have a material adverse effect on its financial position or results of operation.

   In November 1995, the FASB issued a Special Report as an aid in understanding and implementing Statement of Financial Accounting Standards No. 115. "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). The Special Report included such guidance that enabled the Bank to reassess the appropriateness of the classifications of all securities held and account for any resulting reclassifications at fair value in accordance with SFAS 115. During the fourth quarter of 1995, the Bank, in accordance with the Special Report, redesignated $17.2 million of MBS from "held to maturity" to "available for sale". Prior to December 31, 1995, the Bank sold the MBS for a loss of less than $0.1 million.

 PROPOSED LEGISLATION

   The Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") to a maximum of $100,000 for each insured depositor. The Federal Deposit Insurance Corporation ("FDIC") administers

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) a separate Bank Insurance Fund ("BIF") applicable to commercial banks and certain other non-SAIF insured institutions. Legislation is currently under consideration by Congress which includes a one-time assessment for SAIF members such as the Bank. Should legislation be enacted in its currently contemplated form, the Bank's one-time assessment would be approximately $80 million, based upon the Bank's insured deposits at March 31, 1995 and an assumed assessment rate of 85 basis points. Additionally, once the SAIF has been recapitalized through the one-time assessment, the Bank's deposit insurance premium assessments would be reduced from the current rate. The currently proposed legislation has evolved significantly over recent months and may continue to change until final legislation is enacted, if ever. Moreover, there can be no assurance that a premium reduction will occur.

   Assuming the proposed one-time special assessment became law in 1996 and was immediately charged against results of operations, the one-time assessment would, most likely, have a material adverse effect on the Bank's 1996 results of operations. However, the Bank believes that it has sufficient regulatory capital to continue to be classified as "well-capitalized" following such an assessment. In addition, the Bank would not face any liquidity issues as a result of such a one-time assessment.

   In addition, this proposed legislation would also significantly change the federal income tax law affecting the bad debt reserves of savings institutions. Although these proposed tax law changes are generally intended to provide favorable tax results to savings institutions, there are unique situations, such as in the case of the Bank, where the results may be unfavorable in comparison to current tax law. The proposed legislation is currently under review and may change significantly before final legislation is enacted, if ever.

NOTE 2: SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

   For the purposes of the Consolidated Statements of Cash Flows, the Bank defines cash as currency on hand and demand deposits with other financial institutions.

                                                    1995       1994      1993
                                                  ---------  --------  --------
                                                     (DOLLARS IN MILLIONS)
Cash Paid (Received) During the Year for:
  Interest expense  ............................   $685.2    $  557.8    $617.4
  Income taxes refunded  .......................     (1.6)       (8.5)    (41.1)
Non-Cash Investing and Financing activities:
  Loan foreclosures  ...........................    146.2       189.3     506.3
  Loans exchanged for mortgage-backed
   securities ..................................    239.7       424.0     411.9
  Transfer of securities to available for sale       17.2(a)       --     578.0
  Transfer of loans to held for sale(b)  .......     78.7     1,213.9     189.6
  Transfer of loans to held for investment  ....       --          --     127.4

------------

   (A) In November 1995, the FASB issued a Special Report as an aid to understanding and implementing SFAS 115. During the fourth quarter of 1995, the Bank, in accordance with the Special Report, redesignated $17.2 million of MBS from "held to maturity" to "available for sale" and, prior to December 31, 1995, sold the MBS for a loss of less than $0.1 million.

   (B) During 1994, the Bank designated $1.2 billion of performing and non-performing loans as assets held for accelerated disposition. This designation was made during 1994 as an integral part of the bank's program to improve its capital position, reduce non-performing assets and improve its operating efficiency.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 NOTE 3: SHORT-TERM LIQUID INVESTMENTS

   The Bank's short-term liquid investments include certificates of deposit, commercial paper and Federal funds sold. The amount of short-term liquid investments held by the Bank at any point in time is a function of many factors including: liquidity requirements, projected cash requirements and cash flows.

   The following table presents the Bank's short-term liquid investments at the dates indicated:

                                    DECEMBER 31, 1995                                      DECEMBER 31, 1994
                 -------------------------------------------------------  -----------------------------------------------
                       CARRYING       WEIGHTED AVG.      WEIGHTED AVG.                       WEIGHTED AVG. WEIGHTED AVG.
                         VALUE            RATE          MATURITY (DAYS)    CARRYING VALUE        RATE        MATURITY
                                                                                                               (DAYS)
                   ---------------  ---------------  -------------------  ---------------  --------------- ---------------
                     (DOLLARS IN                                             (DOLLARS IN
                       MILLIONS)                                               MILLIONS)
Federal funds
 sold ..........         $70.0              5.80%              2               $330.0              6.28%              3
Certificates of
 deposit .......           4.1              5.19              27                  3.8              3.18              32
                 -------------------                                       ----------------
                         $74.1              5.77                               $333.8              6.25
                 ===================                                        ===============

   At both December 31, 1995 and 1994 accrued interest and dividends receivable related to short-term liquid investments held to maturity was $0.2 million.

NOTE 4: SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

   Securities purchased under agreements to resell are collateralized by mortgage-backed securities at December 31, 1995 and by U.S. Treasury securities at December 31, 1994. The following table provides additional information on the agreements:

                                                                  DECEMBER 31,
                                                             --------------------
                                                               1995         1994
                                                             ---------  ---------
                                                            (DOLLARS IN MILLIONS)
Carrying value of agreements to resell ....................   $1,674.6   $   48.2
Market value of collateral ................................    1,704.4       48.3
Maximum amounts of outstanding agreements to resell at any
 month-end ................................................    1,704.2       48.2
Average amounts of outstanding agreements to resell for
 the year .................................................    1,144.5    1,032.9
Weighted average interest rate for the year ...............       5.99%      4.26%
Weighted average interest rate on year-end balances  ......       6.01%      5.70%
Weighted average maturity of outstanding agreements to
 resell (days) ............................................         11          3

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4: SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL  (Continued)
    At December 31, 1995 and 1994, the Bank held only securities purchased under agreements to resell the identical securities. The securities collateralizing these agreements are held in the custodial accounts of a trustee, who is not a party to the agreement for the Bank for the duration of the agreements. The following table presents the Bank's securities purchased under agreements to resell, by counterparty, at the dates indicated:

                        DECEMBER 31,
                    -------------------
COUNTERPARTY            1995      1994
------------------  ----------  -------
                         (DOLLARS IN
                          MILLIONS)
Lehman Brothers  ..   $  700.7    $48.2
Nomura Securities        500.0      --
Bear Stearns ......      473.9      --
                    ----------  -------
                      $1,674.6    $48.2
                    ==========  =======


   Accrued interest related to securities purchased under agreements to resell at December 31, 1995 and 1994 totaled $2.7 million and less than $0.1 million, respectively.

NOTE 5: SECURITIES AVAILABLE FOR SALE

   The carrying values, market values and weighted average rate of securities available for sale at December 31, 1995 are as follows:

                                                                                      NET
                                                                                   UNREALIZED
                                                       UNREALIZED    UNREALIZED     HOLDING                WEIGHTED
                             HISTORICAL    CARRYING     HOLDING       HOLDING        GAINS       MARKET    AVERAGE
                                COST        VALUE        GAINS         LOSSES       (LOSSES)     VALUE       RATE
                           ----------  ------------  ------------  ------------  ------------  --------  ----------
                                          (DOLLARS IN MILLIONS)
U.S. Treasury securities:
  Maturing within 1 year       $150.0       $149.9        $ --         $(0.1)        $(0.1)      $149.9      4.00%
  Maturing after 1 year
   but within 5 years  ...       50.3         50.4         0.1            --           0.1         50.4      7.46
                           ------------  ----------  ------------  ------------  ------------  --------
                               $200.3       $200.3        $0.1         $(0.1)        $  --       $200.3      4.87%
                           ============  ==========  ============  ============  ============  ========


   The carrying values, market values and weighted average rate of securities available for sale at December 31, 1994 are as follows:

                                                                                      NET
                                                       UNREALIZED    UNREALIZED    UNREALIZED                WEIGHTED
                             HISTORICAL    CARRYING     HOLDING       HOLDING       HOLDING       MARKET     AVERAGE
                                COST        VALUE        GAINS         LOSSES        LOSSES       VALUE        RATE
                             ----------  ------------  ------------  ------------  ----------  ---------    ---------
                                           (DOLLARS IN MILLIONS)
U.S. Treasury securities:
  Maturing within 1 year      $1,001.2     $  997.5       $--          $ (3.7)       $ (3.7)     $  997.5      4.64%
  Maturing after 1 year
   but within 5 years ....       749.5        734.0        --           (15.5)        (15.5)        734.0      6.19
                           ------------  ----------  ------------  ------------  ------------  ----------
                              $1,750.7     $1,731.5       $--          $(19.2)       $(19.2)     $1,731.5      5.30%
                           ============  ==========  ============  ============  ============  ==========

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5: SECURITIES AVAILABLE FOR SALE  (Continued)
    The table below presents the activity of securities available for sale for the periods presented:

                               YEAR ENDED DECEMBER 31,
                        ----------------------------------
                           1995        1994         1993
                        ----------  ----------  ----------
                             (DOLLARS IN MILLIONS)
Balance, January 1,  ...   $1,731.5    $  894.7    $ 546.0
Purchases ..............      202.9     1,519.2        5.5
Sales ..................     (969.4)     (670.2)        --
Transfers ..............       17.2(a)       --      578.0(b)
Maturities(c) ..........     (801.1)       22.2     (250.1)
Market value adjustment        19.2       (34.4)      15.3
                         ----------  ----------  ----------
Balance, December 31,  .   $  200.3    $1,731.5    $ 894.7
                         ==========  ==========  ==========

------------

   (a) During 1995, the Bank transferred $17.2 million of mortgage-backed securities held to maturity to securities available for sale. See
        Note 6 Securities Held to Maturity for further information.

   (b) During 1993, the Bank adopted SFAS 115 and accordingly $578.0 million of securities held to maturity were transferred to securities available for sale.

   (c) Maturities include amortization of premiums and accretion of discounts.

   Accrued interest receivable on securities available for sale at December 31, 1995 and December 31, 1994 totaled $2.7 million and $15.0 million, respectively.

   Proceeds from sales of securities available for sale during the years ended December 31, 1995, 1994 and 1993 were $976.3 million, $670.4 million and zero, respectively.

   The Bank has pledged certain securities, including those available for sale, as collateral for advances from the Student Loan Mortgage Association ("SLMA") and various other borrowings. The following table presents the outstanding balances at the Bank's carrying value of securities pledged as collateral at December 31, 1995 and 1994, respectively.

                                DECEMBER 31,
                            ------------------
                              1995      1994
                            -------   --------
        (DOLLARS IN MILLIONS)
Pledged as collateral for:
  Repurchase agreements  ..   $   --    $692.6
  SLMA advances  ..........    124.9     287.0
  Other borrowings  .......     58.8      11.9
                            --------  --------
                              $183.7    $991.5
                            ========  ========

NOTE 6: SECURITIES HELD TO MATURITY

   The Bank's securities held to maturity have primarily consisted of MBS. The Bank had an investment in a guaranteed investment contract, which matured in 1995. The Bank's portfolio of MBS consist of securities issued by agencies of the United States, such as Fannie Mae ("FNMA"). The investments are purchased or are obtained by exchanging pools of mortgage loans for the securities ("securitized loans").

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6: SECURITIES HELD TO MATURITY  (Continued)
    Summarized below are securities held to maturity at December 31, 1995 and 1994:

                                                     1995                                                1994
                             --------------------------------------------------  -----------------------------------------------
                                              GROSS        GROSS                                  GROSS        GROSS
                               CARRYING     UNREALIZED   UNREALIZED    MARKET      CARRYING     UNREALIZED   UNREALIZED   MARKET
                                VALUE         GAINS        LOSSES      VALUE        VALUE         GAINS        LOSSES      VALUE
                             ------------  ------------  ----------  ----------  ------------  ------------  -----------  -------
                                                                 (DOLLARS IN MILLIONS)
Mortgage-backed securities:
  FNMA  ....................   $1,192.7      $17.9         $ (0.2)     $1,210.4    $1,359.5       $0.4         $(46.4)   $1,313.5
  California Federal
   AA-rated mortgage
   pass-through securities        802.3        1.3           (5.2)        798.4       787.1         --          (21.1)      766.0
  Other  ...................      371.7        1.5          (20.7)        352.5       367.1         --          (20.8)      346.3
                             ----------  ------------  ------------  ----------  ----------  ------------  ------------  ---------
                                2,366.7       20.7          (26.1)      2,361.3     2,513.7        0.4          (88.3)    2,425.8
                             ----------  ------------  ------------  ----------  ----------  ------------  ------------  ---------
Guaranteed investment
 contracts .................         --         --             --            --        11.4         --             --        11.4
                             ----------  ------------  ------------  ----------  ----------  ------------  ------------  ---------
                               $2,366.7      $20.7         $(26.1)     $2,361.3    $2,525.1       $0.4         $(88.3)   $2,437.2
                             ==========  ============  ============  ==========  ==========  ============  ============  ========

   The weighted average interest rates of MBS held to maturity were 6.93% and 6.08% at December 31, 1995 and 1994, respectively. Accrued interest receivable related to MBS held to maturity outstanding at December 31, 1995 and 1994 totaled $13.8 million and $12.7 million, respectively. The Bank utilizes MBS as collateral for various borrowings. At December 31, 1995 and 1994, $1,316.3 million and $1,710.6 million, respectively, of MBS, were pledged as collateral for various borrowings as follows:

                                  DECEMBER 31,
                            ----------------------
                                1995       1994
                              --------   --------
                              (DOLLARS IN MILLIONS)
Pledged as collateral for:
  Advances from FHLB  .....   $  255.9    $  309.7
  Repurchase agreements  ..      908.9     1,080.3
  SLMA advances  ..........      108.6       269.9
  Other obligations  ......       42.9        50.7
                            ----------  ----------
                              $1,316.3    $1,710.6
                            ==========  ==========


   At December 31, 1995, the Bank had $1,064.5 million of securitized loans with some form of recourse to the Bank. In the unanticipated event the securitized loans are sold, purchasers would have varying forms of recourse to the Bank. The recourse provisions subject the Bank to varying degrees of liability in the event of loss. The Bank currently intends to hold its portfolio of mortgage-backed securities until maturity. The following table presents the composition of securitized loans with potential recourse, by collateral type, at December 31, 1995:

                                                           ORIGINAL LOAN
                                          ORIGINAL LOAN   TO VALUE RATIO
  SECURITIZED LOANS      ORIGINAL LOAN   TO VALUE RATIO    GREATER THAN
     WITH RECOURSE      TO VALUE RATIO    GREATER THAN      80% WITHOUT
  COLLATERALIZED BY     LESS THAN =80%   80% WITH PMI(a)      PMI(a)         TOTAL
---------------------  ---------------  ---------------  ---------------  ---------
                                           (DOLLARS IN MILLIONS)
Residential 1-4 units      $  636.1           $51.0            $10.1       $  697.2
Multi-family property         365.7              --              1.6          367.3
                       ---------------  ---------------  ---------------  ---------
                           $1,001.8           $51.0            $11.7       $1,064.5
                       ===============  ===============  ===============  =========

------------

   (a) Private mortgage insurance (PMI) provides limited insurance protection to the Bank in the event of default.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       NOTE 6: SECURITIES HELD TO MATURITY  (Continued)
    The Bank periodically reviews the credit quality of its portfolio of MBS. In the case of securitized loans with recourse provisions, the Bank makes an assessment of the credit quality of the underlying loans. See Note 1 Summary of Significant Accounting Policies for a discussion of the Bank's loan monitoring policies.

   In November 1995, the FASB issued a Special Report as an aid to understanding and implementing SFAS 115. During the fourth quarter of 1995, the Bank, in accordance with the Special Report, redesignated $17.2 million of MBS from "held to maturity" to "available for sale" and, prior to December 31, 1995, sold the MBS for a loss of less than $0.1 million. There were no sales of MBS during the year ended December 31, 1994.

NOTE 7: LOANS RECEIVABLE HELD FOR SALE

   In order to manage its asset size, liquidity requirements, the composition and interest rate sensitivity of its interest earning assets and other factors; the Bank originates certain fixed rate residential 1-4 loans for sale.

   At December 31, 1995 and 1994, the historical cost bases of loans receivable held for sale were $13.6 million and $1.3 million, respectively. At December 31, 1995 and 1994, the market value of loans receivable held for sale were $13.8 million and $1.3 million, respectively. Market values, at December 31, 1995 and 1994, were based upon quotes of similar or identical loans.

   Gross unrealized gains on loans receivable held for sale were $0.2 million and zero at December 31, 1995 and 1994, respectively. Gross unrealized losses on loans receivable held for sale were zero at both December 31, 1995 and 1994. Proceeds from sales of loans receivable held for sale were $183.2 million, $1,099.4 million and $940.1 million for the years ended December 31, 1995, 1994 and 1993, respectively.

   The following table summarizes the gains and losses recorded for the periods presented for loans receivable:

                                                                    DECEMBER 31,
                                                            --------------------------
                                                              1995     1994     1993
                                                            -------  --------  -------
                                                               (DOLLARS IN MILLIONS)
Realized gains from sales of loans receivable .............   $ 0.3     $ 1.0    $ 6.6
Realized losses from sales of loans receivable  ...........    (0.6)     (0.5)    (4.4)
Net lower of cost or market adjustment for unrealized
 gains ....................................................      --        --      3.2
                                                            --------  -------  -------
Net (losses) gains ........................................   $(0.3)    $ 0.5    $ 5.4
                                                            ========  =======  =======

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8: LOANS RECEIVABLE HELD FOR INVESTMENT

   Loans receivable held for investment consist of the following:

                                                   DECEMBER 31,
                                             ----------------------
                                                 1995        1994
                                             ----------  ----------
                                              (DOLLARS IN MILLIONS)
Loans secured by real estate:
 Residential 1-4 ...........................   $7,277.6    $6,543.3
 Equity ....................................       64.1        79.3
                                             ----------  ----------
                                                7,341.7     6,622.6
 Income property:
  Multi-family .............................    1,346.2     1,458.1
  Shopping centers .........................       81.8        94.5
  Office buildings .........................      168.9       192.1
  Other income property ....................      291.3       278.5
                                             ----------  ----------
   Total income property ...................    1,888.2     2,023.2
                                             ----------  ----------
  Total loans secured by real estate(a)  ...    9,229.9     8,645.8
 Consumer:
  Mobile homes .............................       66.3        79.6
  Vehicles .................................       21.5        49.4
  Equity creditline ........................      137.8       168.7
  Unsecured ................................       14.6        16.1
  Loans secured by deposits ................        9.4         8.8
                                             ----------  ----------
   Total consumer loans ....................      249.6       322.6
                                             ----------  ----------
                                                9,479.5     8,968.4
Loss:
 Undisbursed loan funds ....................        0.1          --
 Deferred loan (costs) fees ................      (13.9)       (4.3)
 Allowance for loan losses .................      181.0       211.6
 Unearned interest on equity/consumer loans         1.3         4.1
 Discount on acquired loans ................        7.4         9.7
                                             ----------  ----------
Total loans receivable .....................    9,303.6     8,747.3
Less: Loans held for sale (see Note 7)  ....       13.6         1.3
                                             ----------  ----------
Loans receivable held for investment  ......   $9,290.0    $8,746.0
                                             ==========  ==========

------------

   (a) Includes construction loans of $1.4 million at both December 31, 1995 and 1994.

   Certain of the Bank's adjustable loan programs allow the borrower to make monthly payments which are lower than the amount required to amortize the loan until its maturity in any particular month. In the event that the monthly payment is not sufficient to pay the interest accruing during the month, the deficiency is added to the loan's principal balance ("negative amortization"). In the event that a loan incurs significant negative amortization, there is an increased risk that the market value of the underlying collateral on the loan may be insufficient to fully satisfy the outstanding principal and interest, should the borrower default.

   At December 31, 1995 and 1994, the Bank's loan portfolio included $4.7 billion and $4.6 billion, respectively, of loans with the potential to negatively amortize, of which $1.4 billion and $1.0 billion of loans had some amount of negative amortization.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8: LOANS RECEIVABLE HELD FOR INVESTMENT  (Continued)
    Accrued interest receivable related to loans receivable including loans held for sale at December 31, 1995 and 1994 totaled $60.1 million and $51.7 million, respectively.

   The Bank has pledged certain loans as collateral for advances from the FHLB, letters of credit, interest rate swaps, and capital lease obligations. The following table presents the outstanding balance of loans pledged as collateral at December 31, 1995 and 1994:

                                       DECEMBER 31,
                                 ----------------------
                                     1995        1994
                                 ----------  ----------
                                  (DOLLARS IN MILLIONS)
Pledged as collateral for:
 Advances from FHLB ............   $3,322.1    $3,408.1
 Letters of credit from FHLB  ..       52.3       107.4
 Interest rate swap agreements           --         6.9
 Capital lease obligations  ....        8.7         9.5
                                 ----------  ----------
                                   $3,383.1    $3,531.9
                                 ==========  ==========

   The Bank's loans are concentrated in (i) loans secured by residential property of 1-4 units, (ii) loans with collateral located in California and
(iii) loans secured by residential property of five units or more. The following table shows the concentrations of the gross real estate secured portfolio by state and property type:

                                                                        INCOME PROPERTY
                                                          ------------------------------------------
                    RESIDENTIAL 1-4           EQUITY            MULTI-FAMILY           COMMERCIAL
                ----------------------  ----------------  ----------------------  ------------------
                      DECEMBER 31,         DECEMBER 31,         DECEMBER 31,          DECEMBER 31,
                ----------------------  ----------------  ----------------------  ------------------
STATE               1995        1994      1995     1994       1995        1994       1995      1994
--------------  ----------  ----------  -------  -------  ----------  ----------  --------  --------
                                                (DOLLARS IN MILLIONS)
California ....   $6,288.9    $5,574.7    $49.5    $24.8    $1,234.6    $1,338.1    $512.7    $530.3
Florida .......      456.4       533.3     11.3     45.8        31.5        34.5      14.8      16.7
Nevada ........      183.4       182.9      2.9      7.1        41.7        42.8       6.3       8.0
Georgia .......       79.6        92.0      0.1      1.4         7.9         8.1       2.0       2.1
New York ......       34.4        30.3       --       --         0.1         0.2        --        --
Arizona .......       16.1         5.9      0.1      0.1        15.3        16.5       1.6       1.7
New Jersey ....       32.5        27.9       --       --          --          --        --        --
Texas .........       24.8        19.5       --       --         2.5         4.1       0.6       1.4
Connecticut  ..       21.0        23.0       --       --          --          --        --        --
Washington ....       13.5         4.5       --       --         4.9         5.0        --        --
Colorado ......       16.4         3.0       --       --          --          --       1.6       2.7
Illinois ......       11.3         1.3      0.1       --         1.1         1.3        --        --
Other (1) .....       99.3        45.0      0.1      0.1         6.6         7.5       2.4       2.2
                ----------  ----------  -------  -------  ----------  ----------  --------  --------
                  $7,277.6    $6,543.3    $64.1    $79.3    $1,346.2    $1,458.1    $542.0    $565.1
                ==========  ==========  =======  =======  ==========  ==========  ========  ========

------------

   (1)   Includes states with totals less than $11 million.

   The majority of the Bank's California real estate loans are secured by property located in Los Angeles, Orange, and San Diego counties.

   At December 31, 1995, the largest amount of loans to a single borrower totaled $39.8 million. The collateral for the loan is a 224,840 square foot office building occupied entirely by certain of the Bank's operating and administrative departments and subject to a lease for the life of the loan.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8: LOANS RECEIVABLE HELD FOR INVESTMENT  (Continued)
    Impaired and Non-Performing Loans

   The Bank identifies impaired loans through its loss monitoring process. See Note 1 Summary of Significant Accounting Policies for further information about the Bank's loan monitoring process. The Bank stratifies its review procedures by loans that are reviewed on an individual basis, and those that are treated as homogeneous pools. Loans that are considered to be homogeneous are evaluated on the basis of their payment record and/or on a pool basis. All homogenous loans that are 90 days or more delinquent or are in foreclosure are automatically placed on non-performing status. Additionally, homogeneous loans that have had a modification of terms are individually reviewed to determine if they meet the definition of a troubled debt restructuring.

   Loans that are individually monitored are determined to be impaired if it is determined that it is probable that the Bank will be unable to collect the contractual amount of principal and interest owed to the Bank. The Bank's policy allows for a loan to be designated as impaired even if the borrower has currently fulfilled his repayment obligations. Loans that are delinquent 90 days or more, in foreclosure or if the borrower has filed for bankruptcy are normally designated as impaired. If a loan is designated as impaired, the loan is either placed on non-accrual status or designated as a restructured loan and is included as a non-performing loan. Cash collected on impaired loans on non-accrual status is generally applied as a reduction to the carrying value of the loan.

   The Bank has identified two types of non-performing loans within its portfolio: non-accrual loans and restructured loans. The following table summarizes the Bank's gross non-performing loans by property type at the dates indicated:

                                                             DECEMBER 31,
                          --------------------------------------------------------------------------------
                                            1995                                     1994
                          ---------------------------------------  ---------------------------------------
                            NON-ACCRUAL    RESTRUCTURED    TOTAL     NON-ACCRUAL    RESTRUCTURED    TOTAL
                          -------------  --------------  --------  -------------  --------------  --------
                                                        (DOLLARS IN MILLIONS)
Residential 1-4 .........     $ 99.6           $3.0        $102.6      $ 97.7           $5.8        $103.5
Income property:
 Multi-family ...........       86.3            0.3          86.6        55.9             --          55.9
 Shopping centers .......        1.3             --           1.3         2.3             --           2.3
 Office buildings .......        8.8             --           8.8         6.7             --           6.7
 Hotels/motels ..........         --             --            --         0.2             --           0.2
 Other income property  .        6.8             --           6.8        13.5             --          13.5
                          -------------  --------------  --------  -------------  --------------  --------
  Total income property        103.2            0.3         103.5        78.6             --          78.6
                          -------------  --------------  --------  -------------  --------------  --------
Consumer ................        3.5             --           3.5         1.9             --           1.9
                          -------------  --------------  --------  -------------  --------------  --------
                              $206.3           $3.3        $209.6      $178.2           $5.8        $184.0
                          =============  ==============  ========  =============  ==============  ========
Interest not recognized       $ 10.6           $ --        $ 10.6      $ 18.0           $0.1        $ 18.1
                          =============  ==============  ========  =============  ==============  ========

   For the years ended December 31, 1995 and 1994, interest income of less than $0.1 million and $0.6 million, respectively, was recorded on restructured loans. This was less than $0.1 million and $0.1 million, respectively, lower than what would have been recorded if the restructured loans had been performing in accordance with their original contractual terms.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8: LOANS RECEIVABLE HELD FOR INVESTMENT  (Continued)
    The following table summarizes the Bank's concentration of gross non-accrual and restructured loans by state as of the dates indicated:

                                              DECEMBER 31,
              --------------------------------------------------------------------------
                            NON-ACCRUAL                           RESTRUCTURED
              --------------------------------------  ----------------------------------
STATE                 1995                1994               1995              1994
------------  ------------------  ------------------  ----------------  ----------------
                                         (DOLLARS IN MILLIONS)
California  .   $188.7     91.5%    $162.8     91.4%    $3.1     94.0%    $5.8    100.0%
Florida .....      8.5      4.1        9.7      5.4       --       --       --       --
Nevada ......      3.5      1.7        1.5      0.8      0.2      6.0       --       --
Georgia .....      1.2      0.6        0.9      0.5       --       --       --       --
Texas .......      1.0      0.5         --       --       --       --       --       --
Arizona .....      0.4      0.2         --       --       --       --       --       --
Other .......      3.0      1.4        3.3      1.9       --       --       --       --
              --------  --------  --------  --------  ------  --------  ------  --------
                $206.3    100.0%    $178.2    100.0%    $3.3    100.0%    $5.8    100.0%
              ========  ========  ========  ========  ======  ========  ======  ========

   The following table presents impaired loans with specific allowances and impaired loans without specific allowances by property type and by the method that impairment is determined at the dates indicated:

                                                               DECEMBER 31, 1995
                                                     -----------------------------------
                                                       GROSS     SPECIFIC
                                                       AMOUNT    ALLOWANCE    NET AMOUNT
                                                     --------  -----------  ------------
                                                             (DOLLARS IN MILLIONS)
Impairment Measured By Individual Review:
Impaired Loans with Specific Allowances:
 Multi-family ......................................   $ 86.1      $18.7        $ 67.4
 Commercial real estate:
  Office buildings .................................      8.8        2.0           6.8
  Shopping centers .................................      1.3        0.2           1.1
  Industrial .......................................      5.8        1.1           4.7
  Other ............................................      0.9        0.3           0.6
                                                     --------  -----------  ------------
 Total commercial real estate ......................     16.8        3.6          13.2
                                                     --------  -----------  ------------
Total impaired loans with specific allowances  .....    102.9       22.3          80.6
                                                     --------  -----------  ------------
Impaired Loans without Specific Allowances:
 Residential 1-4 ...................................      3.0         --           3.0
 Multi-family ......................................      0.5         --           0.5
 Commercial real estate ............................      0.1         --           0.1
                                                     --------  -----------  ------------
Total impaired loans without specific allowances  ..      3.6         --           3.6
                                                     --------  -----------  ------------
Total impaired loans measured by individual review      106.5       22.3          84.2
                                                     --------  -----------  ------------
Impairment Measured on a Pool Basis:
 Residential 1-4 ...................................     99.6         --          99.6
 Consumer ..........................................      3.5         --           3.5
                                                     --------  -----------  ------------
                                                        103.1         --         103.1
                                                     --------  -----------  ------------
Total impaired loans ...............................   $209.6      $22.3        $187.3
                                                     ========  ===========  ============

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8: LOANS RECEIVABLE HELD FOR INVESTMENT  (Continued)
    The Bank has designated all impaired loans at December 31, 1995 as non-accrual or as a troubled debt restructuring. For all impaired loans, the Bank evaluates the need for a specific allowance by comparing the fair value of the related collateral to the net recorded investment in the loan. For all impaired loans where the fair value of the related collateral is less than the net recorded investment in the loan, the Bank allocates a specific allowance equal to the excess of the net recorded investment in the loan over the fair value of the related collateral with consideration given to holding and selling costs. All uncollected interest relating to impaired loans has been fully reversed from income. At December 31, 1995, the Bank had designated $81.3 million of loans as impaired that were performing in accordance with their contractual terms. The Bank applies cash collections from impaired loans as a reduction of the loan's carrying amount. The average recorded investment in the impaired loans was $89.2 million for the year ended December 31, 1995. During the year ended December 31, 1995, the Bank did not recognize interest income on impaired loans.

   Allowance for Loan Losses

   The Bank's policies for providing the appropriate level of allowance for loan losses are discussed further in Note 1 Summary of Significant Accounting Policies.

   The following table presents an analysis of the general and specific allowances at the dates presented:

                                DECEMBER 31, 1995                   DECEMBER 31, 1994
                       ----------------------------------  ---------------------------------
                         SPECIFIC      GENERAL               SPECIFIC      GENERAL
                         ALLOWANCE    ALLOWANCE    TOTAL     ALLOWANCE    ALLOWANCE    TOTAL
                       -----------  -----------  --------  -----------  -----------  -------
                                                (DOLLARS IN MILLIONS)
Real estate:
 Residential 1-4 .....     $  --       $ 45.0      $ 45.0      $ 4.1       $ 44.0     $ 48.1
 Income property  ....      24.3         90.0       114.3       30.4        112.0      142.4
                       -----------  -----------  --------  -----------  -----------  -------
   Total real estate        24.3        135.0       159.3       34.5        156.0      190.5
Consumer .............        --         11.7        11.7         --         11.1       11.1
Unallocated ..........        --         10.0        10.0         --         10.0       10.0
                       -----------  -----------  --------  -----------  -----------  -------
   Total .............     $24.3       $156.7      $181.0      $34.5       $177.1     $211.6
                       ===========  ===========  ========  ===========  ===========  =======

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8: LOANS RECEIVABLE HELD FOR INVESTMENT  (Continued)
    Activity in the allowance for loan losses for the years ended December 31, 1995, 1994 and 1993 is summarized as follows:

                                  1995      1994       1993
                               --------  ---------  ---------
                                    (DOLLARS IN MILLIONS)
Balance, January 1, ..........   $211.6    $ 254.3    $ 324.0
Provision for losses .........     31.8       74.9      163.5
Charge-offs:
 Real estate:
  Residential 1-4 ............    (24.8)     (19.5)     (44.1)
  Income property:
   Multi-family ..............    (30.2)     (56.1)     (64.9)
   Shopping centers ..........     (4.9)      (0.9)     (17.3)
   Office buildings ..........     (5.5)     (15.2)     (20.4)
   Hotels/motels .............       --      (11.6)     (16.0)
   Other income property  ....     (1.6)      (6.2)      (4.1)
                               --------  ---------  ---------
    Total income property  ...    (42.2)     (90.0)    (122.7)
                               --------  ---------  ---------
  Total real estate ..........    (67.0)    (109.5)    (166.8)
  Commercial banking .........       --       (6.8)     (61.0)
  Consumer ...................     (5.4)      (7.0)     (12.7)
                               --------  ---------  ---------
   Total Charge-offs .........    (72.4)    (123.3)    (240.5)
                               --------  ---------  ---------
Recoveries:
 Real estate:
  Residential 1-4 ............      3.1        0.9        1.2
  Income property:
   Multi-family ..............      5.2        0.9        4.7
   Shopping centers ..........      0.1         --        2.0
   Office buildings ..........      0.4        0.3        3.3
   Hotels/motels .............       --         --        0.3
   Other income property  ....       --        0.4        0.9
                               --------  ---------  ---------
    Total income property  ...      5.7        1.6       11.2
                               --------  ---------  ---------
 Total real estate ...........      8.8        2.5       12.4
 Commercial banking ..........       --        2.1        0.3
 Consumer ....................      1.2        1.1        1.7
                               --------  ---------  ---------
  Total recoveries ...........     10.0        5.7       14.4
                               --------  ---------  ---------
Net charge-offs ..............    (62.4)    (117.6)    (226.1)
                               --------  ---------  ---------
Allowances of sold subsidiary        --         --       (7.1)
                               --------  ---------  ---------
Balance, December 31, ........   $181.0    $ 211.6    $ 254.3
                               ========  =========  =========

   During the normal course of business, the Bank has securitized and/or sold certain loans with recourse. Estimated probable loan losses and related costs of collection and repossession are provided for at the time of such sales and are periodically reevaluated. The Bank evaluates the credit risk of loans sold with recourse in the same manner as it reviews its own portfolio of loans. The Bank has accrued an allowance for potential future losses on loans sold with recourse. Such allowance is included with "Other liabilities" on the Consolidated Statements of Financial Condition.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8: LOANS RECEIVABLE HELD FOR INVESTMENT  (Continued)
    A summary of the outstanding balance of loans sold with recourse at December 31, 1995 follows:

                                                            RESIDENTIAL     INCOME
                                                                1-4        PROPERTY    TOTAL
                                                          -------------  ----------  --------
                                                                  (DOLLARS IN MILLIONS)
Loans with original loan to value ratio less than or
 equal to 80% ...........................................     $125.4        $253.6     $379.0
Loans with original loan to value ratio greater than
 80%:
 With PMI ...............................................        2.2            --        2.2
 Without PMI ............................................       28.8          26.3       55.1
                                                          -------------  ----------  --------
                                                              $156.4        $279.9     $436.3
                                                          =============  ==========  ========

   The Bank has obtained credit insurance for $390.3 million of residential loans sold with recourse not included in the amounts above. The amount of the Bank's liability on these loans was limited to $2.8 million at December 31, 1995. The insurance was obtained to limit the Bank's risk of loss on these loans. The fair value of the Bank's potential obligation for recourse or guarantees on loans sold with recourse at December 31, 1995 and 1994 was determined to approximate the value of the liability established by the Bank for the potential cost of such obligations, which totaled $11.5 million and $11.4 million at December 31, 1995 and December 31, 1994, respectively.

   At December 31, 1995, $3.8 billion of loans owned by others were serviced by the Bank (virtually all of which were originated by the Bank) compared to $4.5 billion and $5.3 billion at December 31, 1994 and 1993, respectively.

   Loan servicing fees, which are included as a component of "Fee income" on the Consolidated Statements of Operations, totaled $12.4 million, $14.6 million and $18.5 million for the years ended December 31, 1995, 1994 and 1993, respectively.

   During 1993, the Bank sold $5.9 million of loan servicing, and recorded gains on the sales of $0.2 million. Such gains have been included with "Other income" on the Consolidated Statements of Operations. During 1995 and 1994, the Bank had no sales of loan servicing.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8: LOANS RECEIVABLE HELD FOR INVESTMENT  (Continued)
  Fair Value of Loans Receivable

   The fair value information presented below represents the Bank's estimate of the fair value of its loans held for investment. The assumptions inherent in these fair value estimates may be found in Note 21 Fair Value of Financial Instruments.

                                         DECEMBER 31, 1995             DECEMBER 31, 1994
                                   ----------------------------  ----------------------------
                                    BOOK VALUE (a)   FAIR VALUE   BOOK VALUE (a)   FAIR VALUE
                                   --------------  ------------  --------------  ------------
                                                      (DOLLARS IN MILLIONS)
Residential 1-4 loans:
 Fixed ...........................     $  994.1       $  996.6       $  688.6       $  664.0
 Adjustable ......................      6,295.3        6,293.1        5,888.5        5,700.0
                                   --------------  ------------  --------------  ------------
  Total residential 1-4 loans  ...      7,289.4        7,289.7        6,577.1        6,364.0
Multi-family loans ...............      1,269.7        1,230.6        1,336.3        1,255.8
Commercial real estate loans  ....        494.3          485.0          525.3          505.2
Consumer loans ...................        236.6          240.8          307.3          305.4
                                   --------------  ------------  --------------  ------------
  Total loans held for investment      $9,290.0       $9,246.1       $8,746.0       $8,430.4
                                   ==============  ============  ==============  ============

------------

   (a) Book value is presented net of undisbursed loan funds, discounts, deferred items and allowances for loan losses.

NOTE 9: REAL ESTATE HELD FOR SALE

   The Bank's real estate held for sale is comprised of REO and REI.

   A summary of real estate held for sale, net of allowance for losses, follows:

                          DECEMBER 31,
                       ----------------
                         1995     1994
                       -------  -------
                          (DOLLARS IN
                           MILLIONS)
Residential 1-4 ......   $47.3    $58.6
Multi-family .........     1.5      5.1
Office buildings  ....     0.3      5.6
Hotels/motels ........      --      6.1
Other income property      0.4      2.5
                       -------  -------
                         $49.5    $77.9
                       =======  =======

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9: REAL ESTATE HELD FOR SALE  (Continued)
    The following table presents the Bank's real estate held for sale by state and property type at December 31, 1995:

                RESIDENTIAL                    OFFICE      COMMERCIAL/
                 1-4 UNITS     MULTIFAMILY    BUILDINGS    INDUSTRIAL     TOTAL
              -------------  -------------  -----------  -------------  -------
                                     (DOLLARS IN MILLIONS)
California  .      $45.6          $1.5          $0.3          $0.3        $47.7
Florida .....        1.2            --            --            --          1.2
Georgia .....        0.3            --            --            --          0.3
Nevada ......        0.2            --            --            --          0.2
Alabama .....         --            --            --           0.1          0.1
              -------------  -------------  -----------  -------------  -------
Total .......      $47.3          $1.5          $0.3          $0.4        $49.5
              =============  =============  ===========  =============  =======
REO .........      $20.0          $1.5          $0.3          $0.4        $22.2
REI .........       27.3            --            --            --         27.3
              -------------  -------------  -----------  -------------  -------
Total .......      $47.3          $1.5          $0.3          $0.4        $49.5
              =============  =============  ===========  =============  =======

   The operating results of real estate held for sale are summarized below:

                                                               YEAR ENDED DECEMBER 31,
                                                          -------------------------------
                                                             1995       1994       1993
                                                          ---------  ---------  ---------
                                                                (DOLLARS IN MILLIONS)
(Losses) gains from the sale of real estate and other
 net operating income ...................................   $(15.4)    $ 33.8     $ (24.7)
Recoveries of (provision for) losses on real estate  ....      7.4      (79.7)      (93.6)
                                                          ---------  ---------  ---------
                                                            $ (8.0)    $(45.9)    $(118.3)
                                                          =========  =========  =========

   During the second quarter of 1995, the Bank provided an allowance with respect to certain litigation involving loans made in 1989 and 1990 to California Communities, Inc. ("CCI"), a currently inactive subsidiary of the Bank formerly engaged in real estate development activities. During the second quarter of 1995, an Orange County California Superior Court jury rendered a verdict in which it determined that the Bank was financially liable for two loans made to CCI by the plaintiff on which CCI had defaulted. The jury awarded the plaintiff $6.5 million in compensatory damages and punitive damages of $20.0 million against the Bank and $5.0 million against CCI. The Bank has began the process of appealing the judgment. While the Bank believes that its liability from this litigation, if any, will be less than the amount awarded by the jury, there can be no assurance that the ultimate outcome of this litigation will result in an amount less than the amount determined by the jury and it is possible that the Bank and its subsidiary could ultimately be found liable for an amount in excess of the allowance that the Bank has established. The provision for this allowance has been included in 1995 real estate operations.

   The following table presents the activity in the allowance for losses on real estate held for sale:

                                          YEAR ENDED DECEMBER 31,
                                      ------------------------------
                                         1995      1994       1993
                                      --------  ---------  ---------
                                           (DOLLARS IN MILLIONS)
Balance, January 1, .................   $ 95.7    $ 121.6    $ 136.6
(Recoveries of) provision for losses      (7.4)      79.7       93.6
Net charge-offs .....................    (49.2)    (105.6)    (108.6)
                                      --------  ---------  ---------
Balance, December 31, ...............   $ 39.1    $  95.7    $ 121.6
                                      ========  =========  =========

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9: REAL ESTATE HELD FOR SALE  (Continued)
    Amounts charged off against the allowance for losses are shown net of recoveries. During 1995, the Bank reduced its allowance for losses on real estate held for sale. The reduction resulted from a decrease in the Bank's portfolio of real estate held for sale and a decrease in the level of charge-offs during 1995. The 1994 bulk sales transactions reduced the level of delinquent loans which has resulted in lower levels of foreclosures and losses. The Bank did not experience a material level of recoveries during 1994 or 1993.

NOTE 10: FEDERAL HOME LOAN BANK STOCK

   The Bank's investment in Federal Home Loan Bank of San Francisco ("FHLB") stock at December 31, 1995 and 1994 was $135.7 million and $134.1 million, respectively. The FHLB provides a central credit facility for member institutions. As a member of the FHLB system, the Bank is required to own capital stock in the FHLB in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid home loans, home purchase contracts and similar obligations at the end of each calendar year, assuming for such purposes that at least 30% of its assets were home mortgage loans, or 5% of its advances (borrowings) from the FHLB. The Bank was in compliance with this requirement at December 31, 1995. The fair value of the Bank's FHLB stock approximates book value due to the Bank's ability to redeem such stock with the FHLB at par value.

NOTE 11: PREMISES AND EQUIPMENT

   Premises and equipment consists of the following:

                                    DECEMBER 31,
                               --------------------
                                  1995       1994
                               ---------  ---------
                                    (DOLLARS IN
                                     MILLIONS)
Land .........................   $  12.0    $  12.2
Buildings ....................     103.8      110.6
Furniture and equipment  .....     102.6      103.4
                               ---------  ---------
                                   218.4      226.2
Less accumulated depreciation     (147.2)    (144.7)
                               ---------  ---------
                                 $  71.2    $  81.5
                               =========  =========

   The Bank has operating lease commitments on certain premises and equipment. Lease expense, net of sublease income, totaled $25.5 million, $30.7 million and $33.2 million for the years ended December 31, 1995, 1994 and 1993, respectively. Sublease income totaled $9.8 million, $10.3 million and $10.5 million for the years ended December 31, 1995, 1994 and 1993, respectively.

   Annual minimum lease commitments at the dates presented were:

                       DECEMBER 31,
                    -----------------
                       1995     1994
                    --------  -------
                        (DOLLARS IN
                         MILLIONS)
Within one year  ..   $ 22.3   $ 22.6
Within two years  .     21.7     22.3
Within three years      20.2     21.7
Within four years       23.4     20.5
Within five years       22.9     23.8
Thereafter ........    160.2    194.2
                    --------  -------
                      $270.7   $305.1
                    ========  =======

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12: ACCELERATED DISPOSITION OF ASSETS

   During 1994, the Bank completed the accelerated disposition of $1.3 billion of performing and non-performing assets (the "1994 Bulk Sales"). The assets included in the 1994 Bulk Sales included loans receivable and REO. The loans receivable were transferred from the portfolio of loans held for investment to "held for accelerated disposition" as an integral part of the Bank's 1994 program to raise capital, reduce non-performing assets and improve operating efficiency. The 1994 Bulk Sales were designed to reduce the Bank's non-performing assets and reduce the Bank's exposure to certain performing loans with higher risk profiles than the Bank wished to retain in its portfolio. In selecting performing loans for the 1994 Bulk Sales, the Bank considered the credit risk inherent in the loan, the concentration that certain loans possessed because of the geographic location of the collateral, the size of the loan and/or the overall relationship with certain borrowers. A substantial amount of the performing loans sold as part of the 1994 Bulk Sales were classified as substandard or designated as special mention. The Bank recorded a $274.8 million loss from the 1994 Bulk Sales. The Bank recorded $60.4 million of charge-offs, relating to previously established specific allowances, on loans receivable included in the 1994 Bulk Sales.

   The table below presents the composition of the assets sold in the 1994 Bulk Sales:

                          PERFORMING    NON-ACCRUAL    RESTRUCTURED
                            LOANS          LOANS          LOANS         REO       TOTAL
                        ------------  -------------  --------------  --------  ---------
                                              (DOLLARS IN MILLIONS)
Residential 1-4 .......     $ 62.4        $121.8           $ --        $ 47.0   $  231.2
Multi-family ..........      487.3         183.5            7.6          34.7      713.1
Commercial real estate       272.4         113.9             --          20.6      406.9
                        ------------  -------------  --------------  --------  ---------
                            $822.1        $419.2           $7.6        $102.3   $1,351.2
                        ============  =============  ==============  ========  =========

   During 1993, the Bank completed the sale of a pool of $232.1 million of non-performing assets and collected $52.4 million of payoffs on non-performing assets (the "1993 Bulk Sale"). Those transactions resulted in a $228.7 million reduction in non-accrual loans and a $55.8 million reduction in REO. The 1993 Bulk Sale resulted in $80.0 million of charge-offs. The charge-offs related to the 1993 Bulk Sale were primarily related to previously established specific valuation allowance.

NOTE 13: DEPOSITS

   The Bank obtains deposits primarily through a network of full service branches located in California and Nevada. Deposits obtained by the Bank are insured by the SAIF of the FDIC up to a maximum of $100,000 for each depositor.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13: DEPOSITS  (Continued)
    A summary of deposit balances and weighted average rates at the dates indicated follows:

                                   DECEMBER 31, 1995   DECEMBER 31, 1994
                                 -------------------  -------------------
                                   BALANCE     RATE     BALANCE     RATE
                                 ----------  -------  ----------  -------
                                                (DOLLARS IN MILLIONS)
Passbook accounts ..............   $  509.7    2.22%    $  578.2     2.22%
Money market and NOW accounts  .    2,008.4    2.65      2,121.1     2.38
Non-interest bearing commercial       216.9      --        184.9       --
                                 ----------           ----------
                                    2,735.0              2,884.2
Certificate accounts:
 2.00% to 2.99% ................       16.5    2.86         28.9     2.86
 3.00% to 3.99% ................       22.5    3.34        861.0     3.85
 4.00% to 4.99% ................      208.2    4.61      2,352.4     4.53
 5.00% to 5.99% ................    2,545.3    5.49      1,605.3     5.51
 6.00% to 6.99% ................    3,630.4    6.26        296.9     6.70
 7.00% to 7.99% ................      293.0    7.13        322.9     7.29
 8.00% to 8.99% ................       23.3    8.45          3.4     8.15
 9.00% to 9.99% ................        2.5    9.29          4.6     9.20
 10.00% to 10.99% ..............         --      --          0.8    10.51
 11.00% to 11.99% ..............         --      --          0.5    11.55
                                 ----------           ----------
  Total certificate accounts  ..    6,741.7    5.95      5,476.7     4.99
                                 ----------           ----------
                                   $9,476.7    4.87%    $8,360.9     4.02%
                                 ==========           ==========

   Deposit maturities are summarized as follows at the dates indicated:

                                                        DECEMBER 31,
                                                  ----------------------
                                                      1995        1994
                                                  ----------  ----------
                                                   (DOLLARS IN MILLIONS)
Maturing within one year ........................   $8,216.6    $7,392.3
Maturing after one year and within two years  ...      946.6       521.7
Maturing after two years and within three years        196.2       178.9
Maturing after three years and within four years        53.6       182.8
Maturing after four years and within five years         26.6        44.4
Thereafter ......................................       37.1        40.8
                                                  ----------  ----------
                                                    $9,476.7    $8,360.9
                                                  ==========  ==========

   Jumbo certificates and other deposit accounts with balances of $100,000 or greater included in the above table had the following remaining contractual maturities:

                                        AT DECEMBER 31,
                                    ---------------------
                                        1995       1994
                                    ----------  ---------
                                     (DOLLARS IN MILLIONS)
3 months or less ..................   $  789.5   $  681.1
Over 3 months but within 6 months        247.2      132.6
Over 6 months but within 12 months       369.9      249.3
Over 12 months ....................      112.2       70.1
                                    ----------  ---------
                                      $1,518.8   $1,133.1
                                    ==========  =========

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13: DEPOSITS  (Continued)
    At December 31, 1995, the Bank had $273.8 million of brokered deposits. At December 31, 1994, the Bank had no brokered deposits. Accrued interest payable on deposits at December 31, 1995 and 1994 was $10.8 million and $2.7 million, respectively, which is included in "Interest payable" on the Consolidated Statements of Financial Condition.

   On August 4, 1994, the Bank completed the sale of 44 branches located in Florida and Georgia ("Southeast Division"). At the time of the sale, the Southeast Division had deposits totaling approximately $3.9 billion. The Bank received a 4.10% deposit premium from the sale which contributed to a net gain of $135.0 million recorded from the sale. The $135.0 million net gain from the sale of the Southeast Division is included with "Other income" in the Consolidated Statements of Operations for 1994.

   A summary of interest expense by deposit type is summarized in the table below for the years indicated:

                                       AT DECEMBER 31,
                                ---------------------------
                                   1995      1994     1993
                                --------  --------  -------
                                    (DOLLARS IN MILLIONS)
Passbook accounts .............   $ 11.1    $ 14.9   $ 18.8
Money market and NOW accounts       55.3      60.2     83.3
6-Month certificates ..........     26.2      27.8     41.0
9-Month to 1-Year certificates     133.5     113.5    154.4
Other certificates ............    215.5     174.4    218.6
                                --------  --------  -------
                                  $441.6    $390.8   $516.1
                                ========  ========  =======

   Savings deposit fees, which are included as a component of "Fee income" in the Consolidated Statements of Operations, totaled $25.4 million, $25.2 million and $26.1 million for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 14: ADVANCES FROM FEDERAL HOME LOAN BANK

   FHLB advances totaling $2,671.0 million at December 31, 1995 and $2,526.0 million at December 31, 1994, principally adjustable rate, fixed term, with interest rates ranging from 5.77% to 9.71% are secured by MBS and certain mortgage loans aggregating $3.6 billion and $3.7 billion at December 31, 1995 and 1994, respectively. The rates of the FHLB advances primarily reprice based upon the LIBOR index and therefore are sensitive to its volatility. Accrued interest payable on FHLB advances was $16.6 million and $9.5 million at December 31, 1995 and 1994, respectively. The accrued interest on FHLB advances is included with "Interest payable" on the Consolidated Statements of Financial Condition.

   A summary of maturities of FHLB advances and weighted average interest rates at December 31, 1995 and 1994 follows:

                                 1995                 1994
                         -------------------  -------------------
                            AMOUNT     RATE      AMOUNT     RATE
                         ----------  -------  ----------  -------
                                   (DOLLARS IN MILLIONS)
Maturing in one year  ..   $  880.0    6.16%    $2,015.0    6.21%
Maturing in two years  .    1,780.0    5.98        500.0    6.36
Maturing in three years          --      --           --      --
Maturing in four years         11.0    9.71           --       -
Maturing in five years           --      --         11.0    9.71
                         ----------           ----------
                           $2,671.0    6.06%    $2,526.0    6.25%
                         ==========           ==========

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14: ADVANCES FROM FEDERAL HOME LOAN BANK  (Continued)
    At December 31, 1995, the Bank had credit availability with the FHLB which allows borrowings up to 30% of the Bank's assets, subject to the balance of pledged collateral, with terms up to ten years in the form of FHLB Advances and Letters of Credit.

   During 1995, $1.6 billion of the Bank's FHLB advances, utilized as a funding source for the sale of the Southeast Division, matured. Those borrowings bore an interest rate based upon the 1 month LIBOR plus 0.27%. When those borrowings matured, the FHLB offered to renew them. In order to reduce the cost of those borrowings, the Bank entered into an interest rate swap agreement which reduces the cost of the advances to approximately the one month LIBOR plus 0.20%. The interest rate swap agreement was established, such that the index which determines the interest that the Bank receives is identical to the index that the Bank pays relative to the FHLB Advances. The notional amount of the swaps totaled $1.5 billion at December 31, 1995 and the maturity of the swaps is identical to that of the FHLB advances. The counterparty to the interest rate swaps is an internationally recognized broker-dealer.

NOTE 15: SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

   The securities sold under agreements to repurchase ("reverse repurchase agreements") were collateralized by MBS at December 31, 1995 and by MBS and U.S. Treasury securities at December 31, 1994. The following table provides additional information on the agreements:

                                                              1995        1994
                                                           ---------  ----------
                                                            (DOLLARS IN MILLIONS)
Carrying value of agreements to repurchase ...............  $  857.3    $1,751.0
Carrying value of collateral .............................     908.9     1,772.9
Market value of collateral ...............................     907.5     1,783.5
Maximum amounts of outstanding agreements
 at any month-end ........................................   1,336.8     1,751.0
Average amounts of outstanding agreements ................   1,098.9     1,493.0
Weighted average interest rate for the year ..............      5.91%       4.52%
Weighted average interest on year-end balances  ..........      5.56%       5.87%
Weighted average maturity of outstanding agreements
 (days) ..................................................       148          53

   The securities collateralizing these agreements are held in the custodial account of a trustee that is not a party to the agreements, until the maturities of the agreements. For all of the agreements, the dealers have agreed to resell the identical securities to the Bank. The following table presents reverse repurchase agreements by counterparty:

 COUNTERPARTY           DECEMBER 31, 1995  DECEMBER 31, 1994
---------------------  -----------------  -----------------
                               (DOLLARS IN MILLIONS)
Lehman Brothers ......       $780.9            $  674.5
Bear Stearns .........         76.4                  --
Morgan Stanley .......           --               700.1
FHLB of San Francisco            --               326.5
Smith Barney .........           --                49.9
                       -----------------  -----------------
                             $857.3            $1,751.0
                       =================  =================

   Accrued interest related to reverse repurchase agreements at December 31, 1995 and 1994 totaled $1.2 million and $4.7 million, respectively.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 16: STUDENT LOAN MARKETING ASSOCIATION ADVANCES

   The advance from the Student Loan Marketing Association ("SLMA Advances") was $200.0 million at December 31, 1995 and was secured by MBS with a carrying value of $108.6 million and government securities with a carrying value of $124.9 million and had a weighted average interest rate of 5.86%. At December 31, 1994, the advances totaled $475.0 million and were secured by MBS with a carrying value of $269.9 million and government securities with a carrying value of $287.0 million and had a weighted average interest rate of 6.43%. The SLMA Advance outstanding at December 31, 1995 is scheduled to mature on September 18, 1996.

   Accrued interest related to SLMA Advances at December 31, 1995 and 1994 totaled $0.4 million and $0.9 million, respectively.

NOTE 17: SUBORDINATED DEBENTURES

   The Bank's subordinated debentures consist of (i) a senior subordinated note, (ii) subordinated debentures issued in connection with the 1992 corporate restructuring and (iii) convertible subordinated debentures.

   Senior Subordinated Note. The Bank has outstanding a $50.0 million, 10.68% unsecured senior subordinated note which is scheduled to mature on December 22, 1998.

   1992 Subordinated Debentures. On December 16, 1992, the Bank issued $13.6 million of 10.0% unsecured subordinated debentures due 2003. The Bank repurchased $8.7 million of these debentures during 1995 for no material gain or loss.

   Convertible Subordinated Debentures. The debentures were issued in 1986 by CalFed Inc., the Bank's former holding company, which as a result of the 1992 corporate restructuring was merged with and into XCF Acceptance Corporation ("XCF"), a subsidiary of the Bank. The debentures are unsecured obligations of XCF, bear an annual interest rate of 6.5%, and, effective January 1, 1996, are convertible into the common stock of Cal Fed Bancorp Inc. at a conversion price of $143.95 per share. The debentures are redeemable at the option of the holders on February 20, 2000, at 123% of their principal amount.


                                        DECEMBER 31,
                                     ----------------      DATE OF       INTEREST
                                       1995     1994       MATURITY         RATE
                                     -------  -------  ---------------  ----------
                                          (DOLLARS
                                        IN MILLIONS)
Senior Subordinated Note ...........   $50.0    $50.0     Dec. 22, 1998    10.68%
1992 Subordinated Debt .............     4.9     13.6      Jan. 3, 2003    10.00
Convertible Subordinated Debentures      2.7      2.9     Feb. 20, 2001     6.50%
                                     -------  -------
                                       $57.6    $66.5
                                     =======  =======

   Accrued interest related to subordinated debentures at December 31, 1995 and 1994 totaled $0.4 million and $0.8 million, respectively.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 NOTE 18: INTEREST EXPENSE ON BORROWINGS

   Interest expense on borrowings is comprised of the following for the years indicated:

                                                                   AT DECEMBER 31,
                                                            ---------------------------
                                                               1995      1994     1993
                                                            --------  --------  -------
                                                                (DOLLARS IN MILLIONS)
Securities sold under agreements to repurchase
 (short-term) .............................................   $ 64.9    $ 68.5    $14.6
FHLB advances (short-term) ................................     14.7       7.4      2.3
Other .....................................................       --        --      0.6
                                                            --------  --------  -------
 Interest expense on short-term borrowings ................     79.6      75.9     17.5
                                                            --------  --------  -------
Securities sold under agreements to repurchase (long-term)        --        --      8.3
FHLB advances (long-term) .................................    139.4      76.2     52.4
Medium-term notes .........................................       --        --      0.4
Convertible subordinated debentures .......................      0.2       0.2      0.2
Subordinated debentures ...................................      0.7       1.4      1.4
SLMA advances (long-term) .................................     29.2      16.5      9.5
Other .....................................................      5.4       5.5      6.1
                                                            --------  --------  -------
 Interest expense on long-term borrowings .................    174.9      99.8     78.3
                                                            --------  --------  -------
Total Interest Expense on Borrowings ......................   $254.5    $175.7    $95.8
                                                            ========  ========  =======

NOTE 19: DERIVATIVE FINANCIAL INSTRUMENTS

   The Bank's use of derivative financial instruments is limited to interest rate exchange agreements. The Bank utilizes interest rate exchange agreements as an integral part of its asset/liability management program.

   The primary focus of the Banks' asset/liability management program is to measure and monitor the sensitivity of net interest income under varying interest rate scenarios. On a quarterly basis, the Bank simulates the level of net interest income expected to be earned over a twelve month period following the date of the simulation. The simulation is based on a projection of market interest rates at varying levels and estimates the impact of such market rates on the levels of interest earning assets and interest bearing liabilities during the measurement period. Also, any periodic or lifetime caps that contractually limit the repricing of any interest earning asset is considered.

   Based upon the outcome of the simulation analysis, the Bank may consider the use of interest rate exchange agreements as a means of reducing the volatility of projected net interest income within certain ranges of projected changes in interest rates. The Bank evaluates the effectiveness of entering into any interest rate exchange agreements by measuring the cost of such agreements in relation to the reduction in net interest income volatility within an assumed range of interest rates.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 19: DERIVATIVE FINANCIAL INSTRUMENTS  (Continued)
    The following tables present the Bank's interest rate exchange agreements which were designated as hedges at December 31, 1995 and December 31, 1994:

                                                              DECEMBER 31, 1995
                        --------------------------------------------------------------------------------------------
                                                                            WEIGHTED
                                                            WEIGHTED       AVERAGE YIELD
 TYPE OF INTEREST RATE         NOTIONAL     MONTHS TO     AVERAGE YIELD   PAYABLE BY THE   DESCRIPTION OF ASSET OR
  EXCHANGE AGREEMENT            AMOUNT       MATURITY    DUE TO THE BANK       BANK           LIABILITY HEDGED
   -------------------- ------------------ ------------  ---------------  --------------  ---------------------------
                            (DOLLARS IN
                             MILLIONS)
Interest rate swap  ..       $   25.0             5           5.74%            8.77%      FHLB advances
Interest rate swap  ..          500.0            10           5.94             5.63       FHLB advances
Interest rate swap  ..          100.0             3           5.45             5.94       2-year fixed rate CDs
Interest rate swap  ..          100.0             4           7.45             5.75       18-month fixed rate CDs
Interest rate swap  ..          100.0             3           6.36             5.60       1-year fixed rate CDs
Interest rate swap  ..        1,540.0            15           5.83%            5.91%      FHLB advances (a)
                       -------------------
  Total ..............       $2,365.0
                       ===================

------------

   (a) Please refer to Note 14 Advances from Federal Home Loan Bank for further information about this interest rate swap.

                                                             DECEMBER 31, 1994
                            -------------------------------------------------------------------------------------------

                                                                            WEIGHTED
                                                           WEIGHTED       AVERAGE YIELD
 TYPE OF INTEREST RATE        NOTIONAL       MONTHS TO   AVERAGE YIELD   PAYABLE BY THE        DESCRIPTION OF ASSET
  EXCHANGE AGREEMENT           AMOUNT        MATURITY   DUE TO THE BANK       BANK             OR LIABILITY HEDGED
-------------------------  ---------------- ----------- ---------------  ---------------  ------------------------------
                            (DOLLARS IN
                             MILLIONS)
Interest rate swap  ..        $191.5              9           4.19%            8.38%      Fixed rate loans
Interest rate swap  ..          25.0             17           6.31             8.77       FHLB advances
Interest rate swap  ..          50.0              9           5.07             6.13       2-year fixed rate CDs
Interest rate swap  ..         100.0             15           5.45             6.13       2-year fixed rate CDs
Interest rate swap  ..          75.0              8           3.86             6.08       FHLB advances
Interest rate swap  ..          50.0             10           5.07%            6.13%      2-year fixed rate CDs
                       -------------------
  Total ..............        $491.5
                       ===================

   The estimated fair value of swaps designated as hedges at December 31, 1995 and 1994 were gains (losses) of $7.1 million and $(6.6) million, respectively.

   At December 31, 1995 and 1994, the Bank had an index amortizing interest rate swap which was designated as held for trading with a notional balance of $50.0 million, with interest payable at a variable rate determined by a specified index (3 month LIBOR) in exchange for interest receivable at a fixed rate. At December 31, 1995, this agreement had a weighted average rate to be paid by the Bank of 5.94% and the weighted average rate to be received was 4.82%. At December 31, 1994, this agreement had a weighted average rate to be paid by the Bank of 5.63% and the weighted average rate to be received was 4.82%. The agreement has an expiration date of April 1999. It is partially collateralized by MBS and a letter of credit amounting to approximately $5.4 million at December 31, 1995. The fair value of the index amortizing swap at December 31, 1995 was a liability of $0.3 million. Such liability has been reflected on the Consolidated Statements of Financial Condition. The average fair value of the index amortizing swap during 1995 was a liability of $1.0 million. The fair value of the index amortizing swap at December 31, 1994 was a liability of $2.2 million. Such liability has been reflected on the Consolidated Statements of Financial Condition.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 19: DERIVATIVE FINANCIAL INSTRUMENTS  (Continued)
    At December 31, 1995 and 1994, the Bank was also a party to an interest rate floor contract maturing September 1998. In addition, the Bank was a party to an interest rate floor contract that matured in June 1995. The Bank paid the counterparties premiums in exchange for cash payments in the event that a specified index (e.g., 5-year CMT, 1-year CMT) falls below the strike price. At December 31, 1995, the notional amount of the remaining interest rate floor was $100.0 million, the strike price was 3.38% and the monthly floating rate was 5.29%. At December 31, 1994, the notional amount of the interest rate floors was $150.0 million, the weighted average strike price was 4.51% and the monthly floating rate for the interest rate floor was based on the 1-year Treasury Constant Maturity Rate for the floor contract maturing September 1998 and the 5-year Treasury Constant Maturity Rate for the floor contract that matured in June 1995. The unamortized premium on the interest rate floors was zero and $0.3 million at December 31, 1995 and 1994, respectively. At December 31, 1995, the floating rate exceeded the strike price by 1.91%. At December 31, 1994, the floating rate exceeded the strike price by an average of 2.79%.

   The Bank adheres to credit guidelines when entering into interest rate exchange agreements in order to minimize its exposure to credit loss in the event of non-performance by the counterparties to the agreements. In the event that a counterparty to an interest rate swap does not perform in accordance with the terms of the agreement, the Bank would be at risk for the amount of the net interest receivable due from the counterparty. At December 31, 1995, the Bank was at risk for $11.9 million of net interest receivable from its counterparties on its aggregate interest rate exchange portfolio.

NOTE 20: INCOME TAXES

   Income tax expense (benefit) consists of:

                                                             AT DECEMBER 31,
                                                      ----------------------------
                                                         1995      1994      1993
                                                      --------  --------  --------
                                                          (DOLLARS IN MILLIONS)
Current Tax Expense (Benefit):
 Federal ............................................   $   --    $   --    $  2.9
 State ..............................................      0.1        --       0.5
                                                      --------  --------  --------
                                                           0.1        --       3.4
                                                      --------  --------  --------
Deferred Tax Expense (Benefit):
 Federal ............................................     41.1     (49.0)    (20.8)
 State ..............................................     11.4     (12.3)    (10.0)
                                                      --------  --------  --------
                                                          52.5     (61.3)    (30.8)
Change in valuation allowance for deferred tax asset     (52.5)     61.3      30.8
                                                      --------  --------  --------
 Net change in net deferred taxes ...................       --        --        --
                                                      --------  --------  --------
 Total income tax expense (benefit) .................   $  0.1    $   --    $  3.4
                                                      ========  ========  ========
 Total allocated to continuing operations  ..........   $  0.1    $  6.3    ($  2.9)
 Total allocated to shareholders' equity ............       --      (6.3)      6.3
                                                      --------  --------  --------
  Total tax expense (benefit) .......................   $  0.1    $   --    $  3.4
                                                      ========  ========  ========

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20: INCOME TAXES  (Continued)
    The table below sets forth the significant components of the net deferred tax asset/liability at December 31, 1995 and December 31, 1994 (as adjusted and restated for 1994 and prior year tax returns filed through 1995):

                                                       DECEMBER 31,
                                                  ---------------------
                                                     1995        1994
                                                  ---------  ----------
                                                   (DOLLARS IN MILLIONS)
Components of the deferred tax asset:
 Bad debt reserve ...............................   $ (87.1)   $(152.8)
 Real estate and partnerships ...................     (38.8)     (37.7)
 Prior year affirmative adjustments, net  .......     (48.0)     (48.0)
 Depreciation ...................................     (10.3)      (8.6)
 Net operating loss carryforward ................     (30.9)     (24.8)
 Alternative minimum tax credit carryforward  ...     (27.8)     (27.8)
 Other ..........................................     (11.7)     (12.5)
                                                  ---------  ----------
                                                     (254.6)    (312.2)
 Valuation allowance ............................     146.3      198.8
                                                  ---------  ----------
  Deferred tax asset, net of valuation allowance     (108.3)    (113.4)
Components of the deferred tax liability:
 Loan fees, interest and discount, net  .........      51.9       54.3
 FHLB stock .....................................      36.9       36.4
 Accrued interest income ........................      12.7       13.2
 Prepaid expense ................................       2.5        6.5
 Other ..........................................      10.6        9.3
                                                  ---------  ----------
  Deferred tax liability ........................     114.6      119.7
                                                  ---------  ----------
  Net deferred tax liability ....................   $   6.3    $   6.3
                                                  =========  ==========
Net state deferred tax liability ................   $   6.3    $   6.3
Net federal deferred tax liability ..............        --         --
                                                  ---------  ----------
  Net deferred tax liability ....................   $   6.3    $   6.3
                                                  =========  ==========

   The change in the valuation allowance from December 31, 1994 relates to the decrease in the net deductible temporary difference in 1995 that cannot be realized through carryback to prior periods. The valuation allowance of $146.3 million at December 31, 1995 includes $11.0 million related to a $31.5 million acquired federal net operating loss expiring in 2002 and 2003 and $19.9 million attributable to the Bank's tax losses occurring in 1993, 1994 and 1995. In the event the $31.5 million net operating loss is utilized, 65% of the tax benefits may at some time be payable to the FDIC pursuant to the acquisition agreement.

   Although the Bank has reported net earnings since the quarter ended June 1994, significant regulatory and tax law changes have been proposed that could adversely affect future earnings for both financial reporting and income tax purposes. See Proposed Legislation in Note 1 -- Summary of Significant Accounting Policies for further information. In addition, even though the Bank has reported net earnings for financial reporting purposes during this period, it has continued to generate losses for income tax purposes, thus raising uncertainty regarding the realizability of its net operating loss carryforward and other deferred tax assets. Accordingly, the Bank has recorded a valuation allowance equal to its net deductible temporary difference at December 31, 1995 as well as at December 31, 1994.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20: INCOME TAXES  (Continued)
    The Bank generated net operating losses in 1993, 1994 and 1995 for federal income tax purposes of $5.7 million, $21.3 million and $16.5 million expiring in 2008, 2009 and 2010, respectively. In addition, the Bank has adjusted net operating loss carryforwards from 1993, 1994 and 1995 for California franchise tax purposes of $16.7 million, $23.9 million and $0.8 million expiring in 1998, 1999 and 2000, respectively. The Bank also has alternative minimum tax credit carryforwards of $19.6 million for federal income tax purposes and $8.2 million for California franchise tax purposes which have no expiration date.

   For federal income tax purposes, savings institutions that meet certain definitional and other tests may compute a bad debt deduction based on either the percentage of taxable income method or the experience method. For years subsequent to 1986, the Bank has computed its deduction for qualifying real property loans based on the experience method. The experience method allows a deduction for an amount necessary to increase a savings institution's tax bad debt reserve, adjusted for net charge-offs during the current year, up to the greater of the adjusted base year reserve amount or an amount based on the savings institution's actual 6 year moving average experience. For years subsequent to 1987, the adjusted base year reserve amount at the end of any year is the tax bad debt reserve amount at the end of 1987 proportionately decreased by any reduction in the aggregate related loan base at the end of the current year relative to the end of 1987.

   The consolidated financial statements at December 31, 1995 and 1994 do not include a potential federal income tax liability of $25.3 million and zero, respectively, attributable to the Bank's tax bad debt reserves. Circumstances that may require an accrual of this unrecorded tax liability are: a failure to meet the tax definition of a savings institution and, if the currently proposed tax law changes are enacted, dividend payments in excess of tax earnings and profits and other distributions in dissolution, liquidation or redemption of stock.

   A reconciliation of total income tax expense (benefit) and the amount computed by applying the statutory federal corporate income tax rate to earnings (loss) from continuing operations before income tax expense (benefit) follows:

                                                 PERCENT OF PRETAX EARNINGS
                                              ------------------------------
                                                  YEAR ENDED DECEMBER 31,
                                              ------------------------------
                                                 1995      1994       1993
                                              --------  ---------  ---------
Statutory federal corporate income tax rate      35.0%     (35.0)%    (35.0)%
State tax, net of federal income tax effect       0.1        0.7       (0.5)
                                              --------  ---------  ---------
                                                 35.1      (34.3)     (35.5)
Increase (decrease) resulting from:
 Valuation allowance ........................   (43.9)      34.2       14.0
 Bad debt deduction .........................     0.7        3.4       14.7
 Amortization of goodwill ...................      --         --        3.6
 Distribution of Participation Interests  ...     8.4         --         --
 Rate change ................................      --         --       (1.5)
 Other, net .................................    (0.2)       1.1        2.7
                                              --------  ---------  ---------
                                                  0.1%       4.4%      (2.0)%
                                              ========  =========  =========

   The Internal Revenue Service ("IRS") and the California Franchise Tax Board ("FTB") have completed examinations of the Bank's consolidated federal income tax returns through 1988 and combined California franchise tax reports through 1985, respectively, and have proposed certain adjustments primarily related to timing differences as to the recognition of taxable income and expense. The Bank previously filed formal protests with both the IRS and the FTB to take exception to these

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20: INCOME TAXES  (Continued)
 proposed adjustments and has filed claims for refund to recover its payment of the assessed federal deficiencies. The Bank currently intends to pursue most of the positions set forth in its federal and California protests as well as in its federal refund claims.

   In addition, the IRS has completed its examination of the consolidated federal income tax returns filed by the Bank's former life insurance company affiliate, Beneficial Standard Life Insurance Company ("BSLIC"), through 1989 and in December 1993, assessed certain deficiencies against BSLIC. In March 1994, the Bank filed a Tax Court petition on behalf of BSLIC, and in November 1995, the Tax Court rendered its decision affirming the Bank's position on most of the issues contested by the Bank on behalf of BSLIC.

   The Bank's current income tax receivables at December 31, 1995 and 1994 were $7.9 million and $9.6 million, respectively.

NOTE 21: FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following summary presents a description of the methodologies and assumptions used to estimate the fair value of the Bank's financial instruments. Much of the information used to determine fair value is highly subjective. When applicable, readily available market information has been utilized. However, for a significant portion of the Bank's financial instruments, active markets do not exist. Therefore, considerable judgments were required in estimating fair value for certain items. The subjective factors include, among other things, the estimated timing and amount of cash flows, risk characteristics, credit quality and interest rates, all of which are subject to change. Since the fair value is estimated as of December 31, 1995 and December 31, 1994, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

   Cash and Short-Term Investments

   The book value of cash and short-term investments approximates the fair value of such assets because of the short maturity of such investments.

   Securities Purchased Under Agreements to Resell

   The book value of securities purchased under agreements to resell approximates the fair value of such securities due to the short term maturity of such investments.

   Securities Available for Sale and Securities Held to Maturity

   The Bank has utilized market quotes for similar or identical securities in an actively traded market, where such a market exists, or has obtained quotes from independent security brokers or dealers to determine the fair value of its securities available for sale and securities held to maturity.

   Loans Receivable

   The fair value of loans receivable was computed as follows: (i) for loans held for sale, quotes were obtained from independent brokers or dealers; (ii) for performing residential loans held for investment, the Bank aggregated the loans into pools based upon secondary market requirements for mortgage-backed securities and utilized market quotes for similar securities; (iii) for performing consumer, commercial banking and income property, the fair value was determined by a discounted cash flow analysis and (iv) the fair value of impaired income property loans was determined on an individual basis, based upon the fair value of the related collateral, reduced by an estimate of the cost and timing of dispositions. For impaired residential 1-4 and consumer loans, fair value was estimated based on a discounted cash flow analysis, adjusted for the Bank's estimate of excess credit risk.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 21: FAIR VALUE OF FINANCIAL INSTRUMENTS  (Continued)
    Deposits

   The fair value of deposits was determined as follows: (i) for demand deposits, passbook accounts, money market accounts and other deposits immediately withdrawable, fair value was determined to approximate the amount payable on demand and (ii) for fixed maturity deposits, the fair value was estimated by discounting expected cash flows using an average of rates offered by other institutions combined with the Bank's current offering rates of term deposits with similar maturities. In accordance with SFAS 107, no value has been assigned to the Bank's long-term relationships with its deposit customers (core deposit intangible) since it is not a financial instrument as defined under SFAS 107.

   Borrowings

   The fair value of the Bank's borrowings was determined as follows: (i) the fair value of FHLB advances was based upon current rates for advances with similar terms and maturities; (ii) the fair value of student loan marketing advances was estimated to approximate the amounts due as the rates on these borrowings fluctuate with a market index; (iii) the fair value of reverse repurchase agreements was based upon the current pricing for such agreements and (iv) the fair value of the Bank's various other borrowings was based upon alternative borrowing costs.

   Off-Balance Sheet Financial Instruments

   The fair value of the Bank's off-balance sheet financial instruments was determined as follows: (i) the fair value of interest rate exchange agreements that do not have an active market was determined by computing the net present value of the estimated interest due to the Bank as compared to the estimated interest due to the counterparties of the interest rate exchange agreements; (ii) the fair value of the Bank's recourse arrangements on assets sold was determined to approximate the value of the liability currently recorded for such recourse arrangements; and (iii) the Bank's standby letters of credit and commitments to originate or sell loans have terms that are consistent with current market terms. Therefore, the Bank estimates that the face amount of these commitments approximates book value.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 21: FAIR VALUE OF FINANCIAL INSTRUMENTS  (Continued)
    The following table presents fair value estimates and carrying amounts for financial instruments at December 31, 1995 and December 31, 1994:

                                                      DECEMBER 31, 1995         DECEMBER 31, 1994
                                                  ------------------------  ------------------------
                                                    CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                     AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                                  ----------  ------------  ----------  ------------
                                                                 (DOLLARS IN MILLIONS)
FINANCIAL INSTRUMENT ASSETS:
Cash ............................................   $  273.7     $  273.7     $  292.8     $  292.8
Short-term liquid investments ...................       74.1         74.1        333.8        333.8
Securities purchased under agreements to resell      1,674.6      1,674.6         48.2         48.2
Securities available for sale ...................      200.3        200.3      1,731.5      1,731.5
Securities held to maturity .....................    2,366.7      2,361.3      2,525.1      2,437.2
Loans receivable held for sale ..................       13.6         13.8          1.3          1.3
Loans receivable held for investment(a)  ........    9,290.0      9,246.1      8,746.0      8,430.4
Accrued interest receivable and other ...........       83.4         98.4         83.5         95.5
FINANCIAL INSTRUMENT LIABILITIES:
Savings deposits(b) .............................    9,476.7      9,534.6      8,360.9      8,425.0
Advances from federal home loan banks ...........    2,671.0      2,676.0      2,526.0      2,548.7
Securities sold under agreements to repurchase  .      857.3        852.2      1,751.0      1,750.6
Student loan marketing association advances  ....      200.0        193.9        475.0        461.0
Other borrowings ................................       58.1         65.3         66.8         72.3
Interest payable ................................       29.4         29.4         18.6         18.6
Other liabilities ...............................      140.6        140.6        185.8        185.8
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS:
Interest rate floors(c) .........................         --           --           --           --
Interest rate swaps (designated as a hedge)  ....         --          7.1           --         (6.6)
Interest rate swaps (designated as held for
 trading)(c) ....................................       (0.3)        (0.3)        (2.2)        (2.2)
Loans sold with recourse(d) .....................   $   11.5     $   11.5     $   11.4     $   11.4

------------

   (a) Please see Note 8 Loans Receivable Held for Investment for additional detail.

   (b) The fair value does not include any amount that relates to core deposit intangibles, since they are not defined as financial instruments under SFAS 107.

   (c) The estimated fair values represent either a net gain or a net
       (loss). The net loss has been reflected in the Consolidated Statement of Financial Position as a component of "other liabilities."

   (d) These amounts represent the Bank's estimate of its credit exposure with respect to loans sold with recourse.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 NOTE 22: COMMITMENTS AND CONTINGENCIES

   The Bank is a party to various outstanding commitments and contingent liabilities in the normal course of business which are not reflected in the accompanying consolidated financial statements. The following is a summary of such commitments and contingencies:

                                               DECEMBER 31,
                                            ----------------
                                              1995     1994
                                            -------  -------
                                               (DOLLARS IN
                                                MILLIONS)
Standby letters of credit .................  $ 57.9   $ 63.6
Commitments to sell loans .................    15.7      1.8
Commitments to fund fixed rate loans  .....   232.0    231.6
Commitments to fund adjustable rate loans      98.3    208.2

   The Bank makes contractual commitments to extend credit, which are legally binding agreements to lend money to customers at predetermined interest rates for a specified period of time. The Bank does not anticipate any material loss as a result of these transactions. The Bank applies the same credit standards used in the lending process when extending these commitments, and periodically reassesses the customers' creditworthiness through ongoing credit reviews.

   The fair value of the Bank's commitments at December 31, 1995 and 1994 was based upon (i) the contractual terms of the commitment as compared to market terms, (ii) the period of time that the commitments could be exercised and
(iii) the inherent credit risk of the commitments. The fair value of the Bank's commitments approximates the amount of the outstanding commitment at December 31, 1995 and 1994.

   During the second quarter of 1995, the Bank provided an allowance with respect to certain litigation involving loans made in 1989 and 1990 to California Communities Inc. ("CCI"), a currently inactive subsidiary of the Bank formerly engaged in real estate development activities. During the second quarter of 1995, an Orange County, California Superior Court jury rendered a verdict in which it determined that the Bank was financially liable for two loans made to CCI by the plaintiff. CCI subsequently defaulted on the loans. The jury awarded the plaintiff $6.5 million in compensatory damages and punitive damages of $20.0 million against the Bank and $5.0 million against CCI. The Bank has begun the process of appealing the judgment. While the Bank believes that its liability from this litigation, if any, will be less than the amount awarded by the jury, there can be no assurance that the ultimate outcome of this litigation will result in an amount less than the amount determined by the jury and it is possible that the Bank and its subsidiary could ultimately be found liable for an amount in excess of the allowance that has been established. The provision for this allowance has been included in 1995 real estate operations.

   The Bank is involved as a defendant in certain legal proceedings incidental to its business. The Bank has established an accrual for its estimate of the potential liability that it believes it may be found liable for. However, it is possible that the Bank's actual liability may be substantially higher or lower than the amount of the established allowance. The Bank does not believe that the litigation to which it is a party, if adversely decided, in the aggregate would have a material adverse effect upon the Bank's financial condition. However, adverse decisions in such matters could have a material adverse effect upon the Bank's results of operations for the relevant period or periods in which they occur.

              CAL FED BANCORP INC. AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 NOTE 23: STOCKHOLDERS' EQUITY, PREFERRED STOCK OF SUBSIDIARY AND REGULATORY CAPITAL

 Common Stock

   The Bank's common stock at December 31, 1995 and 1994 is summarized in the table below:

                                                   DECEMBER 31,
                                          ----------------------------
                                               1995           1994
                                          -------------  -------------
Par value ...............................  $       1.00   $       1.00
Number of shares authorized .............   100,000,000    100,000,000
Number of shares issued and outstanding      49,200,444     49,199,044

   During the 1995 fourth quarter, California Federal obtained regulatory and shareholder approval to reorganize into a holding company structure, which will provide greater flexibility for meeting future financial and competitive needs. As a result of the reorganization, on January 1, 1996, each share of the California Federal's common stock was converted into one share of Cal Fed Bancorp Inc. common stock. Consequently, California Federal became a wholly-owned subsidiary of Cal Fed Bancorp Inc.

 Preferred Stock of Subsidiary

   In March 1993, California Federal issued 3,740,000 shares of 7 3/4% noncumulative convertible preferred stock at its liquidation preference of $25.00 per share (the "Preferred Stock, Series A"). The issuance of the Preferred Stock, Series A, resulted in an $89.0 million increase in the equity capital of California Federal, after deducting issue costs of $4.5 million. Effective January 1, 1996, the Preferred Stock, Series A, is convertible by the holders into the common stock of Cal Fed Bancorp Inc. at any time at a conversion price of $20.16 per share, subject to adjustment. The Preferred Stock, Series A, is not redeemable prior to March 31, 1996. At or after March 31, 1996, the Preferred Stock, Series A, is redeemable at the option of California Federal, in whole or in part, at par value plus declared but unpaid dividends.

   In March 1994, California Federal issued 1,725,000 shares of 10 5/8% noncumulative perpetual preferred stock at its liquidation preference of $100.00 per share (the "Preferred Stock, Series B"). The issuance of the Preferred Stock, Series B resulted in an $164.2 million increase in the equity capital of California Federal, after deducting issue costs of $8.3 million. The Preferred Stock, Series B, is generally not redeemable prior to April 1, 1999. The Preferred Stock, Series B, is redeemable at the option of California Federal, in whole or in part, at $105.313 per share on or after April 1, 1999 and prior to April 1, 2000, and at prices decreasing annually thereafter to the liquidation preference of $100.00 per share on or after April 1, 2003, plus declared but unpaid dividends. In addition, the Preferred Stock, Series B, is redeemable at the option of California Federal or its successor or any acquiring or resulting entity with respect to California Federal on or after April 1, 1996 and prior to April 1, 1999 in whole, but not in part, in the event of a change of control of California Federal at $114.50 per share. The preferred stock of subsidiary is accounted for as a minority interest in the accompanying financial statements. Dividends on preferred stock of subsidiary are accounted for as expense in the audited financial statements.

 Common Stock Warrants

   In December 1992, California Federal issued 13,879,865 warrants to purchase California Federal common stock during June 1994. Throughout June 1994, warrant holders were entitled to purchase one share of the common stock of California Federal for $9.00 and five warrants. Approximately 93% of the warrants were exercised. Warrants not exercised by June 30, 1994 became worthless and no longer entitled the holders to purchase any shares of the common stock of California Federal. The exercised warrants provided California Federal with $23.3 million of additional equity capital during 1994.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 23: STOCKHOLDERS' EQUITY, PREFERRED STOCK OF SUBSIDIARY AND REGULATORY CAPITAL (Continued)
  Participation Interests

   During 1995, California Federal registered contingent litigation recovery participation interests ("Participation Interests") to be issued to its common shareholders. The Participation Interests represent a right to receive an amount equal to up to 25.377745% of the cash payment, if any, actually received by California Federal, resulting from the pending goodwill lawsuit of California Federal against the federal government. In the lawsuit, California Federal Bank, alleges that the United States breached certain contractual commitments regarding the computation of its regulatory capital and deprived California Federal of certain of its property without just compensation in violation of the United States constitution. The claims of California Federal arose from changes, mandated by FIRREA, with respect to the rules for computing the regulatory capital of California Federal. The Bank's stockholders of record on July 14, 1995, received one Participation Interest for every ten shares of common stock owned on the record date. The Participation Interests were distributed on July 28, 1995 and began trading on the NASDAQ Small Cap Market under the symbol "CALGZ" on August 1, 1995.

 Regulatory Capital

   As a savings institution which is regulated by the OTS, California Federal is required to comply with the capital requirements of the OTS. The regulations of the OTS require savings institutions to maintain certain minimum levels of regulatory capital. An institution that fails to comply with its regulatory capital requirements must obtain OTS approval of a capital plan and can be subject to a capital directive and certain restrictions on its operations. An institution that fails to obtain OTS approval of its capital plan is deemed to be in an unsafe and unsound condition and could be the subject of the appointment of a conservator or a receiver. At December 31, 1995, the industry-wide minimum regulatory capital requirements were:

     o Tangible capital of 1.5% of adjusted total assets, consisting generally of stockholders' equity, but excluding most intangible assets such as goodwill.

     o A leverage ratio requiring core capital of 3.0% of adjusted total assets, consisting of tangible capital plus supervisory goodwill (certain goodwill arising as a result of the acquisition of troubled institutions and regulatory assisted acquisitions).

     o Total risk-based capital consisting of core capital plus certain subordinated debt and other capital instruments and general valuation allowances on loans receivable equal to 8.0% of the value of risk-weighted assets plus off-balance sheet items.

   The table below presents the capital ratios of California Federal as compared to the industry-wide minimum capital requirements at December 31, 1995:

                                            REGULATORY       EXCESS
                    CALIFORNIA FEDERAL     REQUIREMENT      CAPITAL
                    ------------------   ----------------    -------
                                 (DOLLARS IN MILLIONS)
Tangible Capital  .   $845.3     5.91%    $214.5    1.50%    $630.8
Core Capital ......   $845.3     5.91%    $429.0    3.00%    $416.3
Risk-based Capital    $961.4    12.36%    $623.0    8.00%    $338.4

   The OTS has implemented a system requiring regulatory sanctions against institutions that are not adequately capitalized, with the sanctions growing more severe the lower the institution's capital. The OTS has established specific capital ratios for five separate capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized."

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 23: STOCKHOLDERS' EQUITY, PREFERRED STOCK OF SUBSIDIARY AND REGULATORY CAPITAL (Continued)
    Under the OTS regulations, an institution is treated as well capitalized if its ratio of total capital to risk-weighted assets is 10.0% or more, its ratio of core capital to risk-weighted assets is 6.0% or more, its ratio of core capital to total assets is 5.0% or greater and it is not subject to any order or directive by the OTS to meet a specific capital level.

   At December 31, 1995, (i) the total risk-based capital ratio of California Federal was 12.36 percent, $183.3 million in excess of "well-capitalized" requirements, (ii) the Tier I risk-based capital ratio of California Federal was 10.90 percent, $380.1 million in excess of "well-capitalized" requirements, and (iii) the leverage ratio of California Federal was 5.91 percent, $130.2 million in excess of "well-capitalized" requirements. Therefore, at December 31, 1995, California Federal met and exceeded all of the requirements of a well capitalized institution.

   An institution is undercapitalized if its ratio of total capital to risk-weighted assets is less than 8.0%, its ratio of core capital to risk-weighted assets is less than 4.0% or its ratio of core capital to total assets is less than 4.0% (3.0% if the institution receives the highest rating on the CAMEL examination rating system). An institution whose capital falls between the well capitalized and undercapitalized levels is treated as adequately capitalized. An institution is treated as significantly undercapitalized if the above capital ratios are less than 6.0%, 3.0%, or 3.0% respectively. An institution is treated as critically undercapitalized if its ratio of tangible equity (core capital, plus cumulative preferred stock, minus intangible assets other than qualifying supervisory goodwill and certain purchased mortgage servicing rights) to total assets is equal to or less than 2.0%. The OTS can apply to an institution in a particular capital category the sanctions that apply to the next lower capital category if the OTS determines, after providing the institution notice and opportunity for a hearing, that (1) the institution is in an unsafe and unsound condition, or
(2) the institution received, in its most recent report of examination, a less-than-satisfactory rating for asset quality, management, earnings, or liquidity, and the deficiency has not been corrected. The OTS cannot, however, use this authority to require an adequately capitalized institution to file a capital restoration plan, or to subject a significantly undercapitalized institution to the sanctions applicable to critically undercapitalized institutions.

   Following is a reconciliation of the shareholder's equity of California Federal Bank, F.S.B. to regulatory capital as of December 31, 1995:

                                                            TANGIBLE     CORE      RISK-BASED
                                                            CAPITAL     CAPITAL     CAPITAL
                                                           ----------- ---------  -----------
                                                                 (DOLLARS IN MILLIONS)
Shareholders' Equity of California Federal ..............    $887.5     $887.5       $887.5
Non-allowable capital:
  Intangible assets  ....................................     (17.1)     (17.1)       (17.1)
  Investment in non-permissible subsidiaries  ...........     (25.1)     (25.1)       (25.1)
Tier II capital items:
  Allowable subordinated debt  ..........................        --         --         19.2
  Allowable general valuation allowance on loans
  receivable
   (limited to 1.25% of risk-weighted assets)  ..........        --         --         96.9
                                                          ----------  ---------  ------------
Regulatory capital of California Federal ................     845.3      845.3        961.4
Bank's minimum regulatory capital requirement  ..........     214.5      429.0        623.0
                                                          ----------  ---------  ------------
  Excess over minimum regulatory capital requirements  ..    $630.8     $416.3       $338.4
                                                          ==========  =========  ============


   With certain limited exceptions, California Federal's investments in and extensions of credit to any subsidiary engaged in activities not permissible for a national bank ("non-includable subsidiaries") must be deducted from capital over a phase-in period.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 23: STOCKHOLDERS' EQUITY, PREFERRED STOCK OF SUBSIDIARY AND REGULATORY CAPITAL (Continued)
    The table below presents the amount of investments in and extensions of credit to non-includable subsidiaries which may be included in regulatory capital for the periods indicated:

                                       AMOUNT WHICH
                                      MAY BE INCLUDED
          FOR THE PERIOD                IN CAPITAL
---------------------------------  -------------------
July 1, 1994 to June 30, 1995  ...          60%
July 1, 1995 to June 30, 1996  ...          40%
After June 30, 1996 ..............           0%

   At December 31, 1995, California Federal had $16.7 million included in the regulatory capital relating to such investments and extensions of credit.

 Restriction on Shareholder's Equity and Dividends

   The payment of dividends, stock repurchases, and other capital distributions by California Federal are subject to regulation by the OTS. The OTS requires 30 days' prior notice of any capital distribution. On December 5, 1994, the OTS proposed various amendments to its rules on capital distributions to conform them to the prompt corrective action system established by the Federal Deposit Insurance Corporation Improvement Act of 1991. Under the proposed regulation, those institutions that have the CAMEL ratings of 1 or 2 and are not controlled by a holding company would no longer be required to notify OTS before capital distributions. Most other savings institutions could make capital distributions upon giving notice to OTS provided that, following the distribution, the institution would remain at least adequately capitalized as defined by the prompt corrective action system. The proposed amendments are pending.

   Pursuant to statutes, savings institutions that do not meet their current capital requirements generally may not make any capital distributions.

 Tax Bad Debt Reserves

   For federal income tax purposes, savings institutions meeting certain definitional and other tests are allowed special bad debt reserve deductions. If amounts appropriated to these tax bad debt reserves in excess of an allowable offset computed under the experience method ("excess tax bad debt reserves") are used for the payment of nontaxable dividends or other distributions to stockholders (including distributions in dissolution, liquidation or redemption of stock), an amount will generally be includable in taxable income. The amount includable in taxable income is equal to the distribution plus the federal income tax attributable thereto, up to the aggregate amount of excess tax bad debt reserves. At December 31, 1995, the Bank's total tax bad debt reserves of approximately $76 million did not include any amount which may represent excess tax bad debt reserves.

NOTE 24: EMPLOYEE RETIREMENT BENEFIT PLANS

 Retirement Plans

   The Bank has two defined benefit plans: one covering its employees ("retirement income plan") and one for the non-employee directors ("outside directors plan"). Prior to 1995, the bank had two outside directors plans. During 1995, one of the outside directors plans was terminated and subsequently liquidated. Effective May 31, 1993, the retirement income plan was frozen and all accrued benefits were automatically 100% vested. The plan froze all accrued benefits, however; credited service will continue to accrue for purposes of determining eligibility for early retirement (and the applicable early retirement reduction factors).

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 24: EMPLOYEE RETIREMENT BENEFIT PLANS  (Continued)
    The Bank's funding policy for the retirement income plan is to contribute an amount equal to the minimum required contribution under the Employee Retirement Income Security Act of 1974. The Bank from time to time may increase its contribution beyond the minimum reflecting the tax and cash position of the Bank and the funded status of the plan. The outside directors plan is unfunded. Additionally, the Bank had a supplemental defined benefit retirement plan for key employees (the "supplemental plan") which was terminated on December 31, 1993. The Bank has recorded a liability of $0.1 million as of December 31, 1995 related to the supplemental plan.

   The following tables set forth the pension plan's funded status and amounts recognized in the Bank's consolidated statements for the years indicated:

                                                                         RETIREMENT INCOME PLAN
                                                              -------------------------------------------
                                                                  ASSETS         ASSETS         ASSETS
                                                                  EXCEED         EXCEED         EXCEED
                                                                ACCUMULATED    ACCUMULATED    ACCUMULATED
                                                                 BENEFITS       BENEFITS       BENEFITS
                                                              -------------  -------------  -------------
                                                                   1995           1994           1993
                                                              -------------  -------------  -------------
                                                                          (DOLLARS IN MILLIONS)
Actuarial present value of benefit obligations:
 Accumulated benefit obligation, including vested benefits
 of  $34.4 million in 1995, $30.9 million in 1994, $39.1
 million  in 1993 ...........................................      $35.3          $30.1          $39.0
                                                              =============  =============  =============
 Projected benefit obligation for service rendered to date  .      $35.3          $30.1          $39.0
 Plan assets at fair value, primarily listed stock and fixed
  income securities .........................................       35.5           33.3           40.5
                                                              -------------  -------------  -------------
 Excess of projected benefit obligation under plan assets  ..       (0.2)          (3.2)          (1.5)
 Unrecognized net gain (loss) from past experience different
  from that assumed .........................................       (7.7)          (3.3)          (4.5)
 Transition amount from initial application of SFAS 87  .....         --             --             --
 Unrecognized prior service cost ............................         --             --             --
 Adjustment required to recognize minimum liability  ........         --             --              -
                                                              -------------  -------------  -------------
Pension (asset) included in other liabilities ...............      $(7.9)         $(6.5)         $(6.0)
                                                              =============  =============  =============
Net pension expense included the following components:
Service cost -benefits earned during the period  ..........        $  --          $  --          $ 2.0
Interest cost on projected benefit obligation ...............        2.0            2.4            2.9
Actual return on plan assets ................................       (5.7)          (1.5)          (3.2)
Other, net ..................................................        3.3           (1.3)           0.5
                                                              -------------  -------------  -------------
Net periodic pension (income) expense .......................      $(0.4)         $(0.4)         $ 2.2
                                                              =============  =============  =============

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 24: EMPLOYEE RETIREMENT BENEFIT PLANS  (Continued)

                                                                ACCUMULATED    ACCUMULATED    ACCUMULATED
                                                                 BENEFITS       BENEFITS       BENEFITS
                                                                  EXCEED         EXCEED         EXCEED
                                                                  ASSETS         ASSETS         ASSETS
                                                              -------------  -------------  -------------
                                                                  1995(a)        1994(a)        1993(b)
                                                              -------------  -------------  -------------
                                                                          (DOLLARS IN MILLIONS)
Actuarial present value of benefit obligations:
 Accumulated benefit obligation, including vested benefits
 of  $34.4 million in 1995, $30.9 million in 1994, $39.1
 million  in 1993 ...........................................      $0.1           $ 2.3          $ 2.7
                                                              =============  =============  =============
 Projected benefit obligation for service rendered to date  .      $0.1           $ 2.3          $ 2.7
 Plan assets at fair value, primarily listed stock and fixed
  income securities .........................................        --              --             --
                                                              -------------  -------------  -------------
 Excess of projected benefit obligation over plan assets  ...       0.1             2.3            2.7
 Unrecognized net gain (loss) from past experience different
  from that assumed .........................................        --            (0.9)          (1.2)
 Transition amount from initial application of SFAS 87  .....        --            (0.2)          (0.2)
 Unrecognized prior service cost ............................        --              --             --
 Adjustment required to recognize minimum liability  ........        --             1.1            1.4
                                                              -------------  -------------  -------------
Pension (asset) liability included in other liabilities  ....      $0.1           $ 2.3          $ 2.7
                                                              =============  =============  =============
Net pension expense included the following components:
Service cost -benefits earned during the period  ..........      $ --           $ 0.1          $ 0.1
Interest cost on projected benefit obligation ...............        --             0.2            0.2
Actual return on plan assets ................................        --              --             --
Other, net ..................................................        --             0.1            0.1
                                                              -------------  -------------  -------------
Net periodic pension expense ................................      $ --           $ 0.4          $ 0.4
                                                              =============  =============  =============

(a) These amounts relate to both the supplemental plan and the outside directors plan.

(b) These amounts relate to the outside directors plan.

   Average assumptions used for all plans were:

                                                          AS OF DECEMBER 31,
                                                 ----------------------------------
                                                     1995        1994        1993
                                                 ----------  ----------  ----------
Discount rate ..................................     7.25%       8.00%       7.25%
Rate of increase in compensation levels  .......    N/A(c)      N/A(c)      N/A(c)
Expected long-term rate of return on assets  ...     8.50%       8.50%       8.50%

(c) Not applicable due to a freeze in accrued benefits of the plan.

   The FASB has issued Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106"). SFAS 106 became effective for fiscal years beginning after December 15, 1992. SFAS 106 establishes accounting standards for all employers' postretirement benefits other than pensions; however, it focuses on postretirement health care benefits. SFAS 106 changes the current practice of accounting for postretirement benefits on a cash basis by accruing the cost of these benefits during the years the employee renders the necessary service. The Bank has a defined benefit postretirement plan which provides for postretirement medical benefits to eligible retired employees.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 24: EMPLOYEE RETIREMENT BENEFIT PLANS  (Continued)
    The following table sets forth the postretirement benefits plans funded status and amount recognized in the Bank's consolidated statements for the years ended December 31, 1995 and 1994:

                                                                             1995     1994
                                                                           -------  -------
                                                                                (DOLLARS
                                                                              IN MILLIONS)
Accumulated Postretirement Benefit Obligation:
 Current Retirees ........................................................   $ 2.1    $ 2.2
 Current Actives .........................................................     1.0      1.5
                                                                           -------  -------
                                                                             $ 3.1    $ 3.7
                                                                           =======  =======
Accumulated Postretirement Benefit Obligation ............................   $ 3.1    $ 3.7
Plan assets at fair value ................................................      --       --
                                                                           -------  -------
Excess of accumulated postretirement benefit obligations under plan
 assets ..................................................................     3.1      3.7
Unrecognized transition obligation .......................................    (4.0)    (4.3)
Unrecognized net gain ....................................................     3.1      2.4
                                                                           -------  -------
 Net postretirement benefit liability included in other liabilities  .....   $ 2.2    $ 1.8
                                                                           =======  =======
Net Periodic Postretirement Benefit Cost:
 Service cost ............................................................   $ 0.2    $ 0.3
 Interest cost ...........................................................     0.3      0.4
 Amortization of transition obligation ...................................     0.2      0.3
 Other, net ..............................................................    (0.2)     0.4
                                                                           -------  -------
  Net periodic postretirement benefit cost ...............................   $ 0.5    $ 1.4
                                                                           =======  =======
Effect of one percent increase in trend rates:
 Service and interest cost ...............................................   $ 0.1    $ 0.1
                                                                           =======  =======
 Accumulated postretirement benefit obligation ...........................   $ 0.4    $ 0.5
                                                                           =======  =======

   The cost of inflation for health care and medical costs of plan participants (the "health care trend rate") was assumed to start at 11.5% and gradually trend downward over 11 years to 6%. The assumed discount rate, in determining postretirement benefits, was 7.25% and 8.00% at December 31, 1995 and 1994, respectively. At December 31, 1995 and 1994, there were no plan assets related to this plan.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 24: EMPLOYEE RETIREMENT BENEFIT PLANS  (Continued)
  Investment Plus Plan

   The Investment Plus Plan (the "Plan") is a defined contribution plan that is available to substantially all employees. The Plan is a qualified plan under Section 401(k) of the Internal Revenue Code. Employee contributions are voluntary, as employees may elect to defer from one to ten percent of compensation, exclusive of overtime, bonuses or other special payments ("qualifying compensation"). Participants vest immediately in their own contributions and they vest in the Bank's contributions based on years of service. Up to 4% of participants' contributions are matched by the Bank on a schedule that is determined by the participants' years of service with the Bank. The table below presents the Bank's matching contributions as determined by the participants' years of service.

                                            BANK'S MATCHING
                                            OF PARTICIPANTS'   PARTICIPANTS'
                                            CONTRIBUTIONS UP   VESTING IN THE
                                           TO 4% OF QUALIFIED      BANK'S
             YEARS OF SERVICE                 COMPENSATION      CONTRIBUTION
----------------------------------------  ------------------  --------------
Less than 1 year ........................           0%                0%
At least 1 year but less than 2 years  ..         125                 0
At least 2 years but less than 3 years  .         125                25
At least 3 years but less than 4 years  .         125                50
At least 4 years but less than 5 years  .         125                75
At least 5 years, but less than 10 years          150               100
10 or more years ........................         200%              100%

   The Bank's contributions may be made without regard to current or accumulated profits, provided that the Plan is designed to qualify as a profit sharing plan for purposes of Section 401(a), et seq. of the Internal Revenue Code. For the years ended December 31, 1995, 1994 and 1993, the Bank's pre-tax plan expense was $3.9 million, $4.2 million and $3.3 million, respectively.

NOTE 25: STOCK INCENTIVE PLANS

   In December 1995, the Bank's stockholders approved the 1995 Employee Stock Incentive Plan for Cal Fed Bancorp Inc. Under the 1995 Employee Stock Incentive Plan, 2,000,000 shares of common stock of Cal Fed Bancorp Inc. may be issued pursuant to grants of options or other stock based awards, subject to certain adjustments to prevent dilution. The 1995 Employee Stock Incentive Plan became effective upon its adoption by the stockholders. As of December 31, 1995, no options were granted or exercised under the 1995 Employee Stock Incentive Plan.

   In addition, in December 1995, the stockholders also approved the 1995 Non-Employee Director Stock Option Plan for Cal Fed Bancorp Inc. Under the 1995 Non-Employee Director Stock Option Plan, 170,000 shares of common stock of Cal Fed Bancorp Inc. may be issued pursuant to grants of options, subject to certain adjustments to prevent dilution. The 1995 Non-Employee Director Stock Option Plan became effective upon its adoption by the stockholders and these options generally became exercisable over a twenty year period from the date of grant. The first date of grant is the day after the 1997 Annual Meeting of Stockholders of Cal Fed Bancorp Inc. As of December 31, 1995, no options of the 1995 Non-Employee Directors Plan were granted or exercised.

   In 1983, the Bank's stockholders approved the 1983 Stock Incentive Plan under which 1,500,000 shares of common stock could have been granted as options or sold as restricted stock to eligible employees. Those options generally became exercisable over a four year period from the date of grant. All options granted under the 1983 Stock Incentive Plan were vested on December 16, 1992. Option

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 25: STOCK INCENTIVE PLANS (Continued) activity, giving effect for the one-for-five reverse stock split which occurred on February 28, 1993, during 1995, 1994 and 1993 follows:

                                  1995                          1994                          1993
                      ---------------------------  ----------------------------  ----------------------------
                        NUMBER                        NUMBER                        NUMBER
                          OF          RANGE OF          OF          RANGE OF          OF          RANGE OF
                        SHARES     OPTION PRICES      SHARES     OPTION PRICES      SHARES     OPTION PRICES
                      ---------  ----------------  ----------  ----------------  ----------  ----------------
Balance, January 1  .    1,200    $15.63-$172.50      43,200     $15.63-$172.50    104,554     $15.63-$172.50
Granted .............       --                --          --                 --         --                 --
Canceled or expired     (1,200)           86.875     (42,000)     21.25- 163.75    (61,354)     15.63- 172.50
Exercised ...........       --                --          --                 --         --                 --
                      ---------  ----------------  ----------  ----------------  ----------  ----------------
Balance, December 31        --                --       1,200     $15.63-$172.50     43,200     $15.63-$172.50
                      =========  ================  ==========  ================  ==========  ================

   There were no 1983 Stock Incentive Plan options exercised during 1995, 1994 or 1993.

   In 1993, the Bank's stockholders approved the 1993 Employee Stock Incentive Plan under which 1,600,000 shares of common stock may be granted subject to certain adjustments to prevent dilution. Option activity during 1995 and 1994 follows:

                                   1995                           1994                           1993
                      -----------------------------  -----------------------------  -----------------------------
                         NUMBER                         NUMBER                         NUMBER
                           OF           RANGE OF          OF           RANGE OF          OF           RANGE OF
                         SHARES      OPTION PRICES      SHARES      OPTION PRICES      SHARES      OPTION PRICES
                      -----------  ----------------  -----------  ----------------  -----------  ----------------
Balance, January 1  .   1,411,450   $ 1.000-$15.875    1,318,500    $1.000-$15.875           --                --
Granted .............      35,000     9.875- 12.750      287,200     9.375- 13.625    1,655,900   $ 1.000-$15.875
Canceled or expired       (12,850)   12.125- 15.750     (194,250)    7.300- 15.750     (337,400)   13.875- 15.875
Exercised ...........      (1,400)           12.125           --                --           --                --
                      -----------  ----------------  -----------  ----------------  -----------  ----------------
Balance, December 31    1,432,200   $ 1.000-$15.875    1,411,450    $1.000-$15.875    1,318,500   $ 1.000-$15.875
                      ===========  ================  ===========  ================  ===========  ================

   At December 31, 1995, there were 166,400 shares available for future grant. At December 31, 1995, the weighted average option prices for shares under option and for shares exercisable were $7.21 and $6.51, respectively. The weighted average option prices of shares exercised was $12.125 at December 31, 1995. On the date of the 1993 grant, the market price of the Bank's common stock exceeded the exercise price such that $8.0 million of deferred compensation expense was recorded at the date of grant. These options generally vest and become exercisable to the participants over a 36 month period. During 1995 and 1994, approximately $2.0 million and $4.3 million, respectively, was charged to compensation expense. The Bank has a total of $1.7 million of deferred compensation expense scheduled to be recorded between January 1, 1996 and December 31, 1996.

   In 1994, the Bank's stockholders approved the 1994 Non-Employee Director Stock Option Plan under which 161,000 shares of common stock may be granted subject to certain adjustments to prevent dilution.

   Option activity for the 1994 Non-Employee Director Stock Option Plan follows:

                                         1995                              1994
                          --------------------------------  --------------------------------
                             NUMBER OF        RANGE OF         NUMBER OF        RANGE OF
                              SHARES        OPTION PRICES       SHARES        OPTION PRICES
                          -------------  -----------------  -------------  -----------------
Balance, January 1 ......     120,000          $10.00                --          $   --
Granted .................          --              --           120,000           10.00
Canceled or expired  ....          --              --                --              --
Exercised ...............          --              --                --              --
                          -------------  -----------------  -------------  -----------------
Balance, December 31  ...     120,000          $10.00           120,000          $10.00
                          =============  =================  =============  =================

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 25: STOCK INCENTIVE PLANS (CONTINUED)

   At December 31, 1995, there were 41,000 shares available for future grant. The weighted average exercise price for shares under option was $10.00 at December 31, 1995.

NOTE 26: QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                                     QUARTER ENDED
                                                ---------------------------------------------------
                                                 MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                    1995        1995           1995            1995
                                                ----------   ---------   --------------   -------------
                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Interest income ...............................    $245.6       $252.1        $249.9           $260.4
Interest expense ..............................     172.8        175.7         170.0            177.6
                                                -----------  ----------  ---------------  --------------
Net interest income ...........................      72.8         76.4          79.9             82.8
Provision for loan losses .....................       8.3          8.6           7.6              7.3
Other income ..................................      14.5         14.3          21.5(a)          13.2
Other expenses ................................      64.3         60.3          61.9             63.4
Income tax expenses ...........................        --          0.1            --               --
Dividends on Preferred Stock of Subsidiary  ...       6.4          6.4           6.4              6.4
                                                -----------  ----------  ---------------  --------------
Net earnings available for common stockholders     $  8.3       $ 15.3        $ 25.5           $ 18.9
                                                ===========  ==========  ===============  ==============
Net earnings per share ........................    $ 0.17       $ 0.31        $ 0.50           $ 0.38
                                                ===========  ==========  ===============  ==============

                                                                      QUARTER ENDED
                                                 ---------------------------------------------------
                                                  MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                     1994        1994           1994            1994
                                                 ----------   ---------   --------------   -------------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Interest income ................................    $ 224.1      $229.6        $222.3           $232.1
Interest expense ...............................      133.1       139.0         139.6            154.8
                                                 -----------  ----------  ---------------  --------------
Net interest income ............................       91.0        90.6          82.7             77.3
Provision for loan losses ......................       43.9        11.4          11.2              8.4
Other income ...................................       17.4        17.5         151.4(b)          14.9
Other expenses .................................      381.1(c)     85.7          73.4(d)          70.8
Income tax expense .............................        5.8         0.5            --               --
Dividends on Preferred Stock of Subsidiary  ....        1.8         2.3           6.4              6.4
                                                 -----------  ----------  ---------------  --------------
(Loss) earnings before the cumulative effect of
 change in accounting for goodwill .............     (324.2)        8.2         143.1              6.6
Cumulative effect of change in accounting for
 goodwill ......................................     (273.7)         --            --               --
                                                 -----------  ----------  ---------------  --------------
Net (loss) earnings available for common
 stockholders ..................................    $(597.9)     $  8.2        $143.1           $  6.6
                                                 ===========  ==========  ===============  ==============
Net (loss) earnings per share before the
 cumulative effect of change in accounting for
 goodwill ......................................    $(11.39)     $ 0.17        $ 2.87           $ 0.13
Net (loss) earnings per share of the cumulative
 effect of change in accounting for goodwill  ..      (9.62)         --            --               --
                                                 -----------  ----------  ---------------  --------------
Net (loss) earnings per share ..................    $(21.01)     $ 0.17        $ 2.87           $ 0.13
                                                 ===========  ==========  ===============  ==============

------------

   (a) Includes a $6.8 million gain on the sale of $729.3 million of Treasury securities.

   (b) Includes $135.0 million gain from the sale of Southeast Division.

   (c) Includes $280.0 million provision for estimated losses on assets held for accelerated disposition.

   (d) Includes $5.2 million recovery upon consummation of the sale of assets held for accelerated disposition.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 NOTE 27: PARENT COMPANY FINANCIAL INFORMATION

   The following financial statements are for Cal Fed Bancorp Inc., the parent company, on a stand-alone basis. These financial statements should be read in conjunction with the other Notes to the consolidated financial statements.

                      STATEMENTS OF FINANCIAL CONDITION

                                       DECEMBER 31,
                                   ------------------
                                      1995      1994
                                   --------  --------
                        ASSETS
Cash .............................   $ 22.1    $   --
Investment in California Federal      599.4     532.3
                                   --------  --------
                                     $621.5    $532.3
                                   ========  ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities ................   $   --    $   --
                                   --------  --------
Total stockholders' equity  ......    621.5     532.3
                                   --------  --------
                                     $621.5    $532.3
                                   ========  ========

                           STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                              1995       1994        1993
                                                            -------  ----------  ----------
Equity in undistributed net earnings (loss) of
 subsidiaries available for common stockholders  ..........   $68.0    $(440.0)    $(149.3)
                                                            -------  ----------  ----------
Net earnings (loss) available to common stockholders  .....   $68.0    $(440.0)    $(149.3)
                                                            =======  ==========  ==========

                           STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                            --------------------------------
                                                               1995       1994        1993
                                                            --------  ----------  ----------
Net Cash Flows from Operating Activities:
Net earnings (loss) available to common stockholders  .....   $ 68.0    $(440.0)    $(149.3)
Adjustments to reconcile net earnings (loss) to net cash
 provided by operating activities:
  Equity in undistributed net (earnings) loss of
   subsidiaries available for common stockholders  ........    (68.0)     440.0       149.3
                                                            --------  ----------  ----------
   Net cash provided by operating activities ..............       --         --          --
Cash Flows from Investing Activities: .....................       --         --          --
                                                            --------  ----------  ----------
Cash Flows from Financing Activities:
 Proceeds from initial capitalization .....................     22.1         --          --
                                                            --------  ----------  ----------
Net increase in cash ......................................   $ 22.1    $    --     $    --
Cash at beginning of year .................................       --         --          --
                                                            --------  ----------  ----------
Cash at end of year .......................................   $ 22.1    $    --     $    --
                                                            ========  ==========  ==========

                    CAL FED BANCORP INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            (DOLLARS IN MILLIONS)

                                                                 SEPTEMBER 30,    DECEMBER 31,
                                                                     1996             1995
                                                               ---------------  --------------
                            ASSETS
Cash .........................................................     $   197.9       $   273.7
Short-term liquid investments ................................            --            74.1
Securities purchased under agreements to resell ..............       1,438.4         1,674.6
Securities available for sale ................................           6.0           200.3
Securities held to maturity ..................................       2,040.8         2,366.7
Loans receivable held for sale ...............................          32.2            13.6
Loans receivable held for investment .........................      10,022.9         9,290.0
Federal Home Loan Bank stock .................................         164.3           135.7
Interest receivable ..........................................          74.9            79.5
Premises and equipment .......................................          64.0            71.2
Real estate held for sale ....................................          15.2            49.5
Prepaid expenses and other assets ............................          70.1            91.7
                                                               ---------------  --------------
  Total Assets ...............................................     $14,126.7       $14,320.6
                                                               ===============  ==============
             LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits .....................................................     $ 8,763.0       $ 9,476.7
Advances from Federal Home Loan Banks ........................       3,261.0         2,671.0
Securities sold under agreements to repurchase ...............         962.7           857.3
Student Loan Marketing Association advances ..................            --           200.0
Subordinated debentures ......................................          57.0            57.6
Interest payable .............................................          23.4            29.4
Other liabilities ............................................         232.5           141.1
                                                               ---------------  --------------
  Total Liabilities ..........................................      13,299.6        13,433.1
                                                               ---------------  --------------
Preferred stock of subsidiary ................................         172.5           266.0
Stockholders' equity
 Common stock ................................................          49.4            49.2
 Additional paid-in capital ..................................         841.0           838.6
 Net unrealized holding gains (losses) on securities
 available for sale ..........................................            --              --
 Retained (deficit) ..........................................        (235.8)         (266.3)
                                                               ---------------  --------------
  Total Stockholders' Equity .................................         654.6           621.5
                                                               ---------------  --------------
  Total Liabilities and Stockholders' Equity .................     $14,126.7       $14,320.6
                                                               ===============  ==============

         See accompanying notes to consolidated financial statements.

                     CAL FED BANCORP INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                  FOR THE NINE
                                                                  MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              ------------------
                                                                 1996      1995
                                                              --------  --------
Interest income:
 Loans receivable ...........................................   $567.8    $520.7
 Securities held to maturity ................................    109.9     128.3
 Securities purchased under agreements to resell  ...........     71.0      41.8
 Securities available for sale ..............................      9.2      46.0
 Short-term liquid investments ..............................      3.7      10.8
                                                              --------  --------
  Total interest income .....................................    761.6     747.6
                                                              --------  --------
Interest expense:
 Deposits ...................................................    326.2     322.8
 Borrowings .................................................    174.5     195.7
                                                              --------  --------
  Total interest expense ....................................    500.7     518.5
                                                              --------  --------
  Net interest income .......................................    260.9     229.1
Provision for loan losses ...................................     30.8      24.5
                                                              --------  --------
  Net interest income after provision for loan losses  ......    230.1     204.6
Other income:
 Fee income .................................................     44.6      40.3
 Gain (loss) on sales of loans ..............................      0.7      (0.3)
 Gain on sales of securities held for sale ..................      1.1       6.8
 Other ......................................................     15.5       3.5
                                                              --------  --------
  Total other income ........................................     61.9      50.3
                                                              --------  --------
Other expenses:
 Compensation ...............................................     72.3      72.8
 Office occupancy ...........................................     27.9      29.5
 Other general and administrative ...........................     58.6      57.5
 Federal deposit insurance premiums .........................     17.7      19.4
                                                              --------  --------
  Total general and administrative expenses .................    176.5     179.2
 Savings Association Insurance Fund special assessment  .....     58.1        --
 Operations of real estate held for sale ....................      8.0       7.3
                                                              --------  --------
  Total other expenses ......................................    242.6     186.5
                                                              --------  --------
Earnings before income tax expense ..........................     49.4      68.4
Income tax expense ..........................................      0.1       0.1
                                                              --------  --------
  Earnings before dividends on preferred stock of subsidiary      49.3      68.3
Dividends on preferred stock of subsidiary ..................     18.9      19.2
                                                              --------  --------
Net earnings available for common stockholders ..............   $ 30.4    $ 49.1
                                                              ========  ========

         See accompanying notes to consolidated financial statements.

                     CAL FED BANCORP INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN MILLIONS)

                                                                               FOR THE NINE MONTHS
                                                                                      ENDED
                                                                                  SEPTEMBER 30,
                                                                            ------------------------
                                                                                1996         1995
                                                                            -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Earnings before dividends on preferred stock of subsidiary ................   $    49.3    $    68.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
 Depreciation and amortization ............................................         8.7          9.8
 Accretion of fees and discounts ..........................................        (0.9)       (12.8)
 Provision for losses on loans receivable .................................        30.8         24.5
 Provision for losses (recoveries) on real esate held for sale  ...........         5.0         (7.2)
 Savings Association Insurance Fund special assessment ....................        58.1           --
 (Gain) loss on sales of loans ............................................        (0.7)         0.3
 Loans originated for sale ................................................      (191.5)       (81.5)
 Gain on sales of securities ..............................................        (1.1)        (6.8)
 Proceeds from sales of loans receivable held for sale ....................       219.8        149.1
 Decrease in other assets .................................................        26.2         23.8
 Increase (decrease) in other liabilities .................................        27.6        (13.1)
 Other items ..............................................................       (12.5)         0.7
                                                                            -----------  -----------
  Net cash provided by operating activities ...............................       218.8        155.1
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loans originated for investment ..........................................    (1,894.6)    (1,634.6)
 Purchases of securities available for sale ...............................      (211.0)      (152.5)
 Proceeds from sales of securities available for sale .....................       250.4        952.2
 Purchases of mortgage-backed securities held to maturity .................          --        (65.7)
 Principal collected on loans receivable held for investment  .............     1,026.9        804.5
 Principal collected on securities held to maturity .......................       325.1        310.2
 Proceeds from maturities of securities ...................................       156.0        807.8
 Net (increase) decrease in FHLB stock ....................................       (28.6)        13.1
 Proceeds from sales of real estate held for sale, net ....................       103.7         91.3
 Net additions of premises and equipment ..................................        (1.3)        (1.3)
 Net decrease in short-term liquid investments ............................        74.1         99.7
 Net decrease (increase) in securities purchased under agreements to
 resell ...................................................................       236.2     (1,382.4)
                                                                            -----------  -----------
  Net cash provided (used) by investing activities ........................        36.9       (157.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
 (Decrease) increase in deposits ..........................................      (713.7)     1,077.1
 Proceeds from Federal Home Loan Bank advances ............................     2,030.0      1,235.0
 Payments on Federal Home Loan Bank advances ..............................    (1,440.0)    (1,385.0)
 Net increase (decrease) in reverse repurchase agreements .................       105.4       (949.7)
 Proceeds from other borrowings ...........................................         0.3          3.0
 Payments on other borrowings and subordinated debentures .................      (201.1)        (9.7)
 Redemption of preferred stock of subsidiary ..............................       (93.5)          --
 Payment of dividends on preferred stock of subsidiary ....................       (18.9)       (19.2)
                                                                            -----------  -----------
  Net cash (used) by financing activities .................................      (331.5)       (48.5)
                                                                            -----------  -----------
Net (decrease) in cash ....................................................       (75.8)       (51.1)
                                                                            -----------  -----------
Cash at beginning of period ...............................................       273.7        292.8
                                                                            -----------  -----------
Cash at end of period .....................................................   $   197.9    $   241.7
                                                                            ===========  ===========

         See accompanying notes to consolidated financial statements.

                    CAL FED BANCORP INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1996

(1) PRESENTATION OF FINANCIAL INFORMATION

   In the opinion of Cal Fed Bancorp Inc. and its subsidiaries (the "Company"), the accompanying unaudited consolidated financial statements, prepared from the Company's books and records, contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the Company's financial condition as of September 30, 1996 and December 31, 1995, and the results of operations and statements of cash flows for the nine months ended September 30, 1996 and 1995.

   The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and, therefore, do not include all information and footnotes necessary to present the financial position, results of operations and statements of cash flows in conformity with generally accepted accounting principles.

   Included in the preparation of such statements are certain material estimates related to determining the allowances for potential losses on loans, real estate and the impairment of other assets. Additionally, the Company has made certain estimates relating to various legal proceedings in which the Company has been named as a defendant and has established allowances in accordance with its estimates. In the event that actual losses materially exceed the allowances established, the Company may realize a material adverse impact on its financial condition and results of operations.

   During the 1995 fourth quarter, California Federal Bank, F.S.B. (the "Bank") obtained regulatory and shareholder approval to reorganize into a holding company structure to provide greater flexibility for meeting future financial and competitive needs. As a result of the reorganization, on January 1, 1996, each share of the Bank's common stock was converted into one share of Cal Fed Bancorp Inc. common stock and the Bank became a wholly-owned subsidiary of Cal Fed Bancorp Inc. In order to present comparative financial statements and other financial information, the Company's financial statements and other financial information reported herein for periods prior to the reorganization into a holding company structure are presented on an "as if" pooling-of-interests basis.

   In March 1993, the Bank issued 3,740,000 shares of 7 3/4% noncumulative convertible preferred stock at a liquidation preference of $25.00 per share (the "Preferred Stock, Series A"). Effective January 1, 1996, the Preferred Stock, Series A, was convertible by the holders into the common stock of Cal Fed Bancorp Inc. at any time at a conversion price of $20.16 per share, subject to adjustment.

   During the second quarter of 1996, the Bank called for redemption all 3,740,000 shares of the Preferred Stock, Series A. Except for the conversion of 18,820 shares into 23,336 shares of the Company's common stock, the Series A shares were redeemed effective June 14, 1996 at a redemption price of $25.00 per share, plus a dividend of $0.398264 per share.

   In March 1994, the Bank issued 1,725,000 shares of 10.625% noncumulative perpetual preferred stock at its liquidation preference of $100.00 per share (the "Preferred Stock, Series B"). The issuance of the Preferred Stock, Series B is generally not redeemable prior to April 1, 1999. The Preferred Stock, Series B, is redeemable at the option of the Bank, in whole or in part, at $105.313 per share on or after April 1, 1999 and prior to April 1, 2000, and at prices decreasing annually thereafter to the liquidation preference of $100.00 per share on or after April 1, 2003, plus declared but unpaid dividends. In addition, the Preferred Stock, Series B, is redeemable at the option of the Bank or its successor or any acquiring or resulting entity with respect to the Bank on or after April 1, 1996 and prior to April 1, 1999 in whole, but not in part, in the event of a change of control of the Bank at $114.50 per share.

   The Preferred Stock, Series A and Series B are presented on the Company's Consolidated Statements of Financial Condition as "Preferred stock of subsidiary."

   The following material under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" is written with the presumption that the users of the interim

                    CAL FED BANCORP INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 financial statements have read or have access to the most recent report on Form 10-K which contains the latest audited financial statements and notes thereto, together with the Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 1995 and for the year then ended.

(2) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

   For the purposes of the Consolidated Statements of Cash Flows, the Company defines cash as currency on hand and demand deposits with other financial institutions.

                                                                     FOR THE NINE
                                                                        MONTHS
                                                                   ENDED SEPTEMBER
                                                                         30,
                                                                 ------------------
                                                                    1996      1995
                                                                 --------  --------
                                                                     (DOLLARS IN
                                                                      MILLIONS)
Cash Paid (Received) During the Period for:
 Interest expense ..............................................   $506.7    $514.7
 Income taxes ..................................................    (11.4)     (1.6)
Non-Cash Investing and Financing Activities:
 Additions to real estate acquired in settlement of loans  .....     97.0     110.0
 Loans exchanged for mortgage-backed securities ................       --     239.7
 Change in unrealized gain on securities available for sale  ...       --      18.5
 Transfers (from) to loans held for sale (to) from loans held
  for investment ...............................................   $ 47.1    $ 78.5